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                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT


                          Dated as of October 27, 1997,


                                      Among


                AMERICAN AXLE & MANUFACTURING OF MICHIGAN, INC.,


                      AMERICAN AXLE & MANUFACTURING, INC.,




                            THE LENDERS NAMED HEREIN,




                            THE CHASE MANHATTAN BANK,

                           as Administrative Agent and

                                Collateral Agent,



                                       and



                         CHASE MANHATTAN BANK DELAWARE,

                                as Fronting Bank




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                                TABLE OF CONTENTS

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                                          ARTICLE I. DEFINITIONS

SECTION 1.01.  Defined Terms.............................................................................2
SECTION 1.02.  Terms Generally..........................................................................23


                                         ARTICLE II. THE CREDITS

SECTION 2.01.  Commitments..............................................................................23
SECTION 2.02.  Loans....................................................................................26
SECTION 2.03.  Borrowing Procedure......................................................................27
SECTION 2.04.  Evidence of Debt; Repayment of Loans.....................................................28
SECTION 2.05.  Fees.....................................................................................28
SECTION 2.06.  Interest on Loans........................................................................29
SECTION 2.07.  Default Interest.........................................................................29
SECTION 2.08.  Alternate Rate of Interest...............................................................30
SECTION 2.09.  Termination and Reduction of Commitments.................................................30
SECTION 2.10.  Conversion and Continuation of Term Borrowings...........................................30
SECTION 2.11.  Repayment of Term Borrowings.............................................................32
SECTION 2.12.  Prepayment...............................................................................33
SECTION 2.13.  Reserve Requirements; Change in Circumstances............................................35
SECTION 2.14.  Change in Legality.......................................................................36
SECTION 2.15.  Indemnity................................................................................37
SECTION 2.16.  Pro Rata Treatment.......................................................................37
SECTION 2.17.  Sharing of Setoffs.......................................................................38
SECTION 2.18.  Payments.................................................................................38
SECTION 2.19.  Taxes....................................................................................39
SECTION 2.20.  Letters of Credit........................................................................41
SECTION 2.21.  Replacement of Lenders...................................................................45


                               ARTICLE III. REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization; Powers.....................................................................46
SECTION 3.02.  Authorization............................................................................46
SECTION 3.03.  Enforceability...........................................................................46
SECTION 3.04.  Governmental Approvals...................................................................46
SECTION 3.05.  Financial Statements.....................................................................47
SECTION 3.06.  No Material Adverse Change...............................................................47
SECTION 3.07.  Title to Properties; Possession Under Leases.............................................47
SECTION 3.08.  Subsidiaries.............................................................................48
SECTION 3.09.  Litigation; Compliance with Laws.........................................................48
SECTION 3.10.  Agreements...............................................................................48
SECTION 3.11.  Federal Reserve Regulations..............................................................48

SECTION 3.12.  Investment Company Act; Public Utility Holding
                           Company Act..................................................................49
SECTION 3.13.  Use of Proceeds..........................................................................49
SECTION 3.14.  Tax Returns..............................................................................49
SECTION 3.15.  No Material Misstatements................................................................49
SECTION 3.16.  Employee Benefit Plans...................................................................49
SECTION 3.17.  Environmental Matters....................................................................50
SECTION 3.18.  Capitalization of AAMM and the Borrower..................................................51
SECTION 3.19.  Security Documents.......................................................................51
SECTION 3.20.  Location of Real Property and Leased Premises............................................52
SECTION 3.21.  Solvency.................................................................................52
SECTION 3.22.  Labor Matters............................................................................52
SECTION 3.23.  Insurance................................................................................53
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                                                                  Contents, p. 2

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SECTION 3.24.  AAMCM....................................................................................53

                                    ARTICLE IV. CONDITIONS OF LENDING

SECTION 4.01.  All Credit Events........................................................................53
SECTION 4.02.  First Credit Event--The Escrow Funding.  ................................................53
SECTION 4.03.  The Escrow Release.  ....................................................................56



                                     ARTICLE V. AFFIRMATIVE COVENANTS

SECTION 5.01.  Existence; Businesses and Properties.....................................................57
SECTION 5.02.  Insurance................................................................................58
SECTION 5.03.  Taxes....................................................................................59
SECTION 5.04.  Financial Statements, Reports, etc.......................................................59
SECTION 5.05.  Litigation and Other Notices.............................................................61
SECTION 5.06.  Employee Benefits........................................................................61
SECTION 5.07.  Maintaining Records; Access to Properties and
                           Inspections..................................................................61
SECTION 5.08.  Use of Proceeds..........................................................................62
SECTION 5.09.  Compliance with Environmental Laws.......................................................62
SECTION 5.10.  Preparation of Environmental Reports.....................................................62
SECTION 5.11.  Further Assurances.......................................................................62
SECTION 5.12.  Fiscal Year; Accounting..................................................................63
SECTION 5.13.  Dividends................................................................................63
SECTION 5.14.  Interest Rate Protection Agreements......................................................63
SECTION 5.15.  Surveys..................................................................................63
SECTION 3.23.  Dissolution of AAMCM.....................................................................63

                                      ARTICLE VI. NEGATIVE COVENANTS

SECTION 6.01.  Indebtedness.............................................................................64
SECTION 6.02.  Liens....................................................................................65
SECTION 6.03.  Sale and Lease-Back Transactions.........................................................68
SECTION 6.04.  Investments, Loans and Advances..........................................................68
SECTION 6.05.  Mergers, Consolidations, Sales of Assets and
                           Acquisitions.................................................................69
SECTION 6.06.  Dividends and Distributions..............................................................70
SECTION 6.07.  Transactions with Affiliates.............................................................71
SECTION 6.08.  Business of AAMM, the Borrower and the Subsidiaries......................................72
SECTION 6.09.  Permitted Lease Financings, Additional Lease
                           Financings, Permitted Receivables Financings
                           and Other Material Agreements................................................72
SECTION 6.10.  Capital Expenditures.....................................................................73
SECTION 6.11.  Interest Coverage Ratio..................................................................73
SECTION 6.12.  Net Leverage Ratio.......................................................................74
SECTION 6.13.  Minimum Retained Cash Earnings...........................................................75


                                      ARTICLE VII. EVENTS OF DEFAULT


                     ARTICLE VIII. THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT


                                        ARTICLE IX. MISCELLANEOUS

SECTION 9.01.  Notices..................................................................................80
SECTION 9.02.  Survival of Agreement....................................................................80
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                                                                  Contents, p. 3

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SECTION 9.03.  Binding Effect...........................................................................81
SECTION 9.04.  Successors and Assigns...................................................................81
SECTION 9.05.  Expenses; Indemnity......................................................................84
SECTION 9.06.  Right of Setoff..........................................................................85
SECTION 9.07.  Applicable Law...........................................................................85
SECTION 9.08.  Waivers; Amendment.......................................................................86
SECTION 9.09.  Interest Rate Limitation.................................................................87
SECTION 9.10.  Entire Agreement.........................................................................87
SECTION 9.11.  WAIVER OF JURY TRIAL.....................................................................87
SECTION 9.12.  Severability.............................................................................87
SECTION 9.13.  Counterparts.............................................................................87
SECTION 9.14.  Headings.................................................................................87
SECTION 9.15.  Jurisdiction; Consent to Service of Process..............................................87
SECTION 9.16.  Confidentiality..........................................................................88
SECTION 9.17.  Release of Liens and Guarantees..........................................................88
SECTION 9.18.  Pre-Funding Escrow Arrangements..........................................................89
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                             Exhibits and Schedules

Exhibit A              Form of Administrative Questionnaire
Exhibit B              Form of Assignment and Acceptance
Exhibit C              Form of Borrowing Request
Exhibit D              Form of Indemnity, Subrogation and Contribution
                          Agreement
Exhibit E              Form of Intellectual Property Security Agreement
Exhibit F              Form of Mortgage
Exhibit G              Form of Parent Guarantee Agreement
Exhibit H              Form of Pledge Agreement
Exhibit I              Form of Security Agreement
Exhibit J              Form of Subsidiary Guarantee Agreement
Exhibit K-1            Form of Opinion of Simpson Thacher & Bartlett
Exhibit K-2            Form of Opinion of Patrick Lancaster
Exhibit K-3            Form of Opinion of Dykema Gossett PLLC


Schedule B             Pricing Adjustments
Schedule C             Lease Terms
Schedule D             GAAP Deviations
Schedule E             Park Fees
Schedule F             Existing Lease
Schedule 1.01          Existing Indebtedness
Schedule 2.01          Commitments
Schedule 2.20          Letters of Credit

Schedule 3.05          Contingent Liabilities
Schedule 3.07(c)       Intellectual Property
Schedule 3.07(d)       Condemnation Proceedings
Schedule 3.07(e)       Mortgaged Property Rights
Schedule 3.08          Subsidiaries
Schedule 3.09          Litigation
Schedule 3.14          Taxes
Schedule 3.17          Environmental Matters
Schedule 3.18          Capitalization
Schedule 3.19          Filing Offices
Schedule 3.20          Real Property and Leased Premises
Schedule 3.22          Labor Matters
Schedule 3.23          Insurance
Schedule 6.01          Indebtedness
Schedule 6.02          Liens

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                                                                  Contents, p. 4

Schedule 6.04          Investments
Schedule 6.07          Transactions with Affiliates


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                                                                               1

                                    CREDIT AGREEMENT dated as of October 27,
                           1997, among AMERICAN AXLE & MANUFACTURING OF
                           MICHIGAN, INC., a Michigan corporation ("AAMM"), AMERICAN AXLE & MANUFACTURING, INC., a Delaware corporation (the "Borrower"), the financial institutions listed on Schedule 2.01 (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, and CHASE MANHATTAN BANK DELAWARE, as fronting bank (in such capacity, the "Fronting Bank").


                  Pursuant to or in connection with the transactions contemplated by the Recapitalization Agreement (such term and each other capitalized term used but not defined herein having the meaning given to it in
Article I), (a) the Fund and certain other investors (such investors, together with the Fund, the "Investors") designated by (and consisting principally of affiliates of) the Fund, propose to acquire (the "Stock Purchase") from Jupiter Capital Corporation ("Jupiter") and Dauch (Jupiter and Dauch, together with Harris, the "Continuing Shareholders"), for an aggregate amount of not less than $120,000,000 in cash (to be reduced by up to $16,000,000 in the aggregate on a dollar-for-dollar basis by the value of the options to acquire shares of the common stock of AAMM ("AAMM Common Stock") issued in connection with the Borrower's existing phantom stock plan that are rolled over (the "Phantom Equity Rollover") in connection with the Recapitalization (as such term is defined below)), a certain number of shares of AAMM Common Stock, so that, after giving effect to the Stock Purchase and the Continuing Shareholders Redemption, the Investors will own not less than 68.0% (or such lesser percentage, but not less than 58%, resulting after giving effect to the Phantom Equity Rollover) of the AAMM Common Stock, (b) the Continuing Shareholders will receive in the aggregate not more than $580,000,000 (which includes the amount required to effect the Jupiter Preferred Stock Repurchase and the amounts paid as dividends and used for the redemption of AAMM Common Stock in accordance with clauses (g) and (h) below) in cash, consisting of (i) proceeds from the Continuing Shareholders Redemption and (ii) not less than $120,000,000 (subject to reduction as described above) in proceeds from the Stock Purchase, (c) three Business Days prior to the consummation of the Stock Purchase, Jupiter will purchase from GM all of the Borrower's issued and outstanding shares of Class A Preferred Stock (the "GM Preferred Stock Purchase") pursuant to the Class A Preferred Stock Purchase Agreement (the "GM Preferred Stock Purchase Agreement") dated as of September 19, 1997, between GM and Jupiter, (d) the Borrower will repurchase from Jupiter all of the Borrower's issued and outstanding shares of Class A Preferred Stock (the "Jupiter Preferred Stock Repurchase"), (e) the Continuing Shareholders will contribute all of the Borrower's outstanding shares of common stock to AAMM in exchange for an equal number of newly issued shares of AAMM Common Stock, (f) one or more newly formed, wholly owned, bankruptcy-remote, special-purpose subsidiaries or trusts of the Borrower will obtain the Receivables Facility, (g) the Borrower will declare and pay a cash dividend to AAMM and any AAMM Common Stock owned by the Borrower will be canceled, (h) AAMM will redeem shares of AAMM Common Stock held by Jupiter and Harris (the "Continuing Shareholders Redemption") and will reimburse Jupiter for the election tax payable in connection therewith, (i) the Continuing Shareholders will retain AAMM Common Stock and Dauch will retain unexercised options on the common stock of the Borrower having a combined value of at least $52,000,000 (based on the price per share of AAMM Common Stock paid to the Continuing Shareholders pursuant to the Stock Purchase and the Continuing Shareholders Redemption), (j) the Borrower will repay all the Existing Indebtedness, (k) costs and expenses incurred in connection with the foregoing transactions will be paid and (l) not more than $30,000,000 of the Borrower's fees and expenses in connection with the Recapitalization, including fees, expenses and payments in connection with the Borrower's stock options (including phantom options) plan payable by the Borrower (the "Company Closing Costs"), will be paid. After giving effect to the foregoing transactions (such transactions being collectively referred to as the "Recapitalization"), AAMM will have a net equity value (consisting of the AAMM Common Stock purchased by the Investors, the

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AAMM Common Stock held by the Continuing Shareholders and the unexercised options on the common stock of the Borrower held by Dauch, and based on the purchase price paid by the Investors to the Continuing Shareholders pursuant to the Stock Purchase) of at least $175,000,000 and not more than 32.0% (or such greater percentage, but not greater than 42%, resulting after giving effect to the Phantom Equity Rollover) of the AAMM Common Stock will be owned by the Continuing Shareholders.

                  The Borrower has requested the Lenders to extend credit in the form of (a) Tranche A Term Loans from time to time on and after the Closing Date and prior to 24 months after the Closing Date, in an aggregate principal amount not in excess of $125,000,000, (b) Tranche B Term Loans on the Closing Date, in an aggregate principal amount not in excess of $375,000,000, (c) Revolving Loans and Swingline Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of the difference between (i) $250,000,000 and (ii) the Revolving L/C Exposure at such time and (d) Letters of Credit, at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate stated amount at any time outstanding not in excess of $30,000,000.

                  The proceeds of the Tranche B Term Loans will be used on the Closing Date, together with (a) available cash of the Borrower on the Closing Date, (b) up to $100,000,000 of the proceeds of Revolving Loans and (c) the proceeds of the initial sale by the Borrower and the Subsidiaries on the Closing Date of receivables and related property under the Receivables Facility, solely
(i) to pay the cash dividend to AAMM that AAMM will use to make the cash payment to Jupiter and Harris in connection with the Continuing Shareholders Redemption,
(ii) to repay in full the Existing Indebtedness, (iii) to pay related fees, expenses and other transaction costs (including tax liabilities), (iv) to finance the Jupiter Preferred Stock Repurchase and (v) to pay the Company Closing Costs. The proceeds of the Tranche A Term Loans will be used to finance Capital Expenditures and to refinance Revolving Loans. The proceeds of Revolving Loans (except as described above) will be used for general corporate purposes, including the financing of purchases by the Borrower of Manufacturing Equipment or other equipment in connection with or prior to any Permitted Lease Financing or Additional Lease Financing. The Letters of Credit and Swingline Loans will be used for general corporate purposes.

                  The Lenders are willing to extend such credit to the Borrower and the Fronting Bank is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "AAMCM" shall mean American Axle & Manufacturing Capital Management, a Michigan co-partnership.

                  "AAMM" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "AAMM Common Stock" shall have the meaning given such term in the preamble to this Agreement.

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.


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                                                                               3

                  "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "ABR Term Borrowing" shall mean a Borrowing comprised of ABR Term Loans.

                  "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Acquisitionco" shall mean AAM Acquisition, Inc., a Delaware corporation.


                  "Additional Lease Financing" shall mean one or more lease financings, other than any Permitted Lease Financing, of Manufacturing Equipment or other equipment, pursuant to leases and related documentation (including leveraged leases and single investor leases) to be entered into by the Borrower or any Subsidiary, as lessee, and one or more institutional equity investors or agents or affiliates thereof or one or more banks or trust companies or agents or affiliates thereof acting as trustee for one or more institutional equity investors or agents or affiliates thereof, as lessor, after the Closing Date and prior to the termination of this Agreement. Any such lease shall contain terms and conditions substantially as set forth on Schedule C and other customary terms and conditions not inconsistent with Schedule C that are approved by the Administrative Agent (such approval not to be unreasonably withheld).

                  "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves, if any.

                  "Administrative Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Administrative Agent Fees" shall have the meaning given such term in Section 2.05(c).

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

                  "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving


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                                                                               4

Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, but giving effect to any assignments pursuant to Section 9.04.

                  "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Borrowing" shall mean a group of Loans of a single Type under a single Tranche or consisting solely of Revolving Loans or Swingline Loans and made on a single date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

                  "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such person (which shall be deemed to include expenditures by such person to acquire stock or other evidence of beneficial ownership of any other person for the purpose of acquiring the capital assets of such person); provided, however, that Capital Expenditures for the Borrower and the Subsidiaries shall not include (a) expenditures to the extent they are made with the proceeds of the issuance of Capital Stock of AAMM after the Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year) or with funds that if not so spent would constitute Net Proceeds under clause (a) of the definition of the term "Net Proceeds", (b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Borrower and the Subsidiaries within 12 months of receipt of such proceeds, (c) interest capitalized during such period, (d) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding AAMM or any subsidiary thereof) and for which neither AAMM nor any subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period) or (e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital

Expenditure during the period that such expenditure actually is made and such book value shall have been included in Capital Expenditures when such asset was originally acquired.

                  "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock" of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt securities convertible into such equity.

                  "Cash Interest Expense" shall mean, with respect to AAMM, the Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period less the sum of (a) pay-in-kind Interest Expense, (b) to the extent included in Interest Expense, the amortization of fees paid by AAMM, the Borrower or any Subsidiary on or prior to the Closing Date in connection with the Recapitalization, (c) the amortization of debt discounts, if any, or fees in respect of Interest Rate Protection Agreements and (d) gross interest income of AAMM, the Borrower and the Subsidiaries for such period.


                  "CERCLA" shall have the meaning given such term in the definition of the term "Environmental Law".

                  A "Change in Control" shall be deemed to have occurred if, subsequent to the consummation of the Recapitalization (a) AAMM should fail to own directly, beneficially and of record, free and clear of any and all Liens (other than Liens in favor of the Collateral Agent pursuant to the Pledge Agreement), 100% of the issued and outstanding capital stock of the Borrower (other than options on the common stock of the Borrower issued to Dauch prior to the date hereof (the "Dauch Options") and common stock of the Borrower issued to Dauch pursuant to the exercise of such options, representing on a combined basis not more than 16.8% of the common stock of the Borrower on a fully diluted basis); (b) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than the Fund, Fund Affiliates and members of management of AAMM or the Borrower holding voting stock of AAMM or options to acquire such stock on the Closing Date (collectively, the "Designated Persons") or any combination of Designated Persons, shall own beneficially, directly or indirectly, in the aggregate shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of AAMM at a time when Designated Persons or any combination of Designated Persons shall fail to own beneficially, directly or indirectly, shares representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding capital stock of AAMM; (c) the Designated Persons or any combination of Designated Persons shall fail to own beneficially, directly or indirectly, in the aggregate shares representing at least 51% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of AAMM (such 51% to be reduced by the percentage of such voting power represented by the shares sold by such persons in any public offering of shares of AAMM or by the dilution suffered by such persons in such public offering, but in any event not to a percentage below 35%); (d) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than management of AAMM or the Borrower, shall own beneficially, directly or indirectly, in the aggregate shares representing a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of AAMM than the aggregate ordinary voting power at such time represented by the issued and outstanding capital stock of AAMM owned beneficially, directly or indirectly, by the Fund and Fund Affiliates (excluding, for this purpose, from the definition of Fund Affiliates management of AAMM or the Borrower), provided that, a Change of Control shall be deemed to have occurred at any time when both (i) management of AAMM or the Borrower shall own beneficially, directly or indirectly, in the aggregate shares representing a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of AAMM than the aggregate ordinary voting power at such time represented by the issued and outstanding capital stock of AAMM owned beneficially, directly or indirectly, by the Fund and Fund Affiliates (excluding, for this purpose, from the definition of Fund Affiliates management of AAMM or the Borrower), and (ii) the Fund and Fund Affiliates shall fail to own beneficially, directly or indirectly, in the aggregate shares representing at least one-half the percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of AAMM owned by the Fund and Fund Affiliates (excluding, for this purpose, from the definition of Fund Affiliates management of AAMM or the Borrower) on the Closing Date; (e) a majority of the seats (excluding vacant seats) on the board of directors of AAMM shall at any time after the Closing Date have been occupied by persons who were neither (i) nominated by any one or more Designated Persons or by a majority of the board of directors of AAMM, nor (ii) appointed by directors so nominated; or (f) a change in control with respect to AAMM or the Borrower (or similar event, however denominated) shall occur under any indenture or agreement in respect of Indebtedness or Lease Financings in an aggregate outstanding principal amount or with a Remaining Present Value in excess of $25,000,000 to which AAMM, the Borrower or any Subsidiary is party and all the holders of such Indebtedness or lessors in respect of such Lease Financings have exercised any right arising as a result of such change in control to require AAMM, the Borrower or any Subsidiary to redeem or repurchase such Indebtedness or to purchase the equipment subject to such Lease Financing. For purposes of clauses (b) and (c) of this definition, the term "Designated Person" shall be deemed to include any other holder or holders of shares of AAMM having ordinary voting power if AAMM or the Fund or any Fund Affiliate shall have the power to vote (or cause to be voted at its discretion), pursuant to contract, irrevocable proxy or otherwise, the shares held by such holder.

                  "Closing Date" shall mean a single date (which shall in no event be later than October 29, 1997) on which the initial Borrowing or issuance of a Letter of Credit (which shall in no event be later than the second Business Day after the consummation of the GM Preferred Stock Purchase) occurs hereunder.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

                  "Collateral Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Commitment Fee" shall have the meaning given such term in
Section 2.05(a).

                  "Commitments" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Commitments and Swingline Loan Commitment and, with respect to any Fronting Bank, its Revolving L/C Commitment.

                  "Company Closing Costs" shall have the meaning given such term in the preamble to this Agreement.

                  "Continuing Shareholders" shall have the meaning given such term in the preamble to this Agreement.

                  "Continuing Shareholders Redemption" shall have the meaning given such term in the preamble to this Agreement.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Credit Event" shall have the meaning given such term in
Article IV.

                  "Current Assets" shall mean, with respect to AAMM, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of AAMM, the Borrower and the Subsidiaries as current assets at such date of determination.

                  "Current Liabilities" shall mean, with respect to AAMM, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of AAMM, the Borrower and the Subsidiaries as current liabilities at such date of determination, other than
(a) the current portion of long-term debt, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) Revolving Loans or Swingline Loans classified as current, (d) accruals, if any, of transaction costs resulting from the Recapitalization and (e) accruals of any costs or expenses related to severance or termination of employees prior to the date hereof.

                  "Dauch" shall mean Richard E. Dauch.

                  "Dauch Options" shall have the meaning given such term in the definition of the term "Change in Control".

                  "Debt Service" shall mean, with respect to AAMM, the Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period plus scheduled principal amortization of Total Debt for such period (whether or not such payments are made).

                  "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default, provided that no Default will be deemed to have occurred with respect to any event described in clause (i) of paragraph (g) of Article VII until the grace period (or ten-day period, as applicable) referred to in such clause shall have expired.

                  "Delivered Funds" shall have the meaning given such term in
Section 9.18.


                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "EBITDA" shall mean, with respect to AAMM, the Borrower and the Subsidiaries on a consolidated basis for any period, the consolidated net income of AAMM, the Borrower and the Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income, without duplication, the sum of (a) income tax expense, (b) gross interest expense (including interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables),
(c) depreciation and amortization expense, (d) any special charges (including any non-cash fees or expenses incurred in connection with the Recapitalization) and any extraordinary or nonrecurring losses, (e) monitoring and management fees paid to the Fund and/or any of its Affiliates or the Fund Affiliates, (f) other non-cash items reducing consolidated net income (including any non-cash items resulting from purchase accounting adjustments) and (g) the Park Fees paid during such period, minus, to the extent added in computing such consolidated net income, without duplication, (i) interest income, (ii) extraordinary or nonrecurring gains and (iii) other noncash items increasing consolidated net income, provided that all effects, if any, of the transactions forming a part of the Recapitalization shall be eliminated in computing EBITDA.

                  "Employee Equity Sales" shall have the meaning given such term in the definition of the term Net Proceeds.

                  "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the threat, the existence, or the continuation of the existence of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Law" shall mean any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to human health or safety, including the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA"), the Solid Waste Disposal Act, as amended, 42 U.S.C. ss.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. ss.ss. 4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., and any similar or implementing state, local or foreign law, and all amendments or regulations promulgated under any of the foregoing.

                  "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "Escrow Account" shall have the meaning given such term in
Section 9.18.

                  "Escrow Funding" shall mean the funding on the Escrow Funding Date by the Lenders into the Escrow Account of an amount equal to the aggregate principal amount of all Loans to be made to the Borrower on the Closing Date in accordance with the procedures set forth in Section 9.18.

                  "Escrow Funding Date" shall have the meaning given such term in Section 9.18. In no event shall the Escrow Funding Date be later than October 27, 1997.

                  "Escrow Release" shall have the meaning given such term in
Section 9.19.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Eurodollar Term Loan or Eurodollar Revolving Loan.


                  "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

                  "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning given such term in
Article VII.

                  "Excess Cash Flow" shall mean, with respect to AAMM, the Borrower and the Subsidiaries on a consolidated basis for any fiscal year, EBITDA of AAMM, the Borrower and the Subsidiaries on a consolidated basis for such fiscal year, minus, without duplication, (a) Debt Service for such fiscal year, (b) any voluntary prepayments of Term Loans during the period beginning on April 1 of such fiscal year and ending on March 31 of the immediately succeeding fiscal year and any permanent reductions to the Revolving Credit Commitments to the extent that an equal amount of the Revolving Loans simultaneously is repaid,
(c) Capital Expenditures by the Borrower and the Subsidiaries on a consolidated basis during such fiscal year that are paid in cash and the aggregate consideration paid in cash during such fiscal year in respect of Permitted Business Acquisitions, (d) Capital Expenditures that the Borrower or any Subsidiary shall, during such fiscal year, become obligated to make but that are not made during such fiscal year, provided that the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such fiscal year of the Borrower, signed by a Responsible Officer of the Borrower and certifying that such Capital Expenditures and the delivery of the related equipment will be made in the following fiscal year, (e) taxes paid in cash by AAMM, the Borrower and the Subsidiaries on a consolidated basis during such fiscal year or which are payable or will be paid within six months after the close of such fiscal year and for which reserves have been established, including income tax expense and withholding tax expense incurred in connection with cross-border transactions involving non-domestic Subsidiaries (other than in connection with any transaction that is part of the Recapitalization), (f) an amount equal to any increase in Working Capital of AAMM, the Borrower and the Subsidiaries for such fiscal year, (g) to the extent not deducted in determining EBITDA, monitoring and management fees paid to the Fund and/or any of its Affiliates or the Fund Affiliates during such fiscal year, (h) cash expenditures made in respect of Interest Rate Protection Agreements during such fiscal year, to the extent not reflected in the computation of EBITDA or Interest Expense,(i) permitted dividends or repurchases of its Capital Stock paid in cash by AAMM or the Borrower during such fiscal year and permitted dividends paid by any Subsidiary to any person other than the Borrower or any of the other Subsidiaries during such fiscal year, in each case in accordance with Section 6.06, (j) amounts paid in cash during such fiscal year on account of items that were accounted for as noncash reductions of consolidated net income of AAMM, the Borrower and the Subsidiaries in the current or a prior period, (k) special charges or any extraordinary or nonrecurring loss paid in cash during such fiscal year, (l) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, mandatory prepayments of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document) and (m) to the extent included in determining EBITDA, all items that did not result from a cash payment to AAMM, the Borrower and the Subsidiaries on a consolidated basis during such fiscal year plus, without duplication, (i) an amount equal to any decrease in Working Capital for such fiscal year, (ii) all proceeds received during such fiscal year of Capital Lease Obligations, purchase money Indebtedness, Sale and Lease-Back Transactions pursuant to Section 6.03 and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Borrowings), (iii) all amounts referred to in (c) above to the extent funded with the proceeds of the issuance of Capital Stock of AAMM after the Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year) or any amount that would have constituted Net Proceeds under clause (a) of the definition of the term "Net Proceeds" if not so spent, in each case to the extent there is a corresponding deduction to Excess Cash Flow above, (iv) to the extent any permitted Capital Expenditures and the corresponding delivery of equipment referred to in (d) above do not occur in the fiscal year of the Borrower specified in the certificate of the Borrower provided pursuant to (d) above, such amounts of Capital Expenditures that were not so made in the fiscal year of the Borrower specified in such certificates,
(v) cash payments received in respect of Interest Rate Protection Agreements during such fiscal year to the extent not (A) included in the computation of EBITDA or (B) reducing Interest Expense, (vi) any extraordinary or nonrecurring gain realized in cash during such fiscal year (except to the extent such gain is subject to Section 2.12(c)), (vii) to the extent deducted in the computation of EBITDA, interest income and (viii) to the extent subtracted in determining EBITDA, all items that did not result from a cash payment by AAMM, the Borrower and the Subsidiaries on a consolidated basis during such fiscal year.

                  "Existing Hedging Agreement" shall mean the hedging arrangement in effect on the date hereof pursuant to the ISDA Master Agreement dated as of August 22, 1996 between Mellon Bank and the Borrower.

                  "Existing Indebtedness" shall mean the Indebtedness of the Borrower and the Subsidiaries (including AAMM) in existence immediately prior to the Stock Purchase and described on Schedule 1.01, in an aggregate principal amount of up to $50,000,000.

                  "Existing Lease" shall mean the leases described on Schedule
F.

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fees" shall mean the Commitment Fees, the L/C Participation Fees, the Fronting Bank Fees and the Administrative Agent Fees.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such corporation.

                  "Fronting Bank" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Fronting Bank Fees" shall have the meaning given to such term in Section 2.05(b).

                  "Fund" shall mean Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, and Blackstone Offshore Capital Partners II L.P., a Delaware limited partnership.

                  "Fund Affiliates" shall mean each Affiliate of the Fund that is not an operating company or Controlled by an operating company and each general partner of the Fund or any Fund Affiliate who is a partner or employee of The Blackstone Group L.P., provided that each of

Blackstone Capital Partners III Merchant Banking Fund L.P. and Blackstone Offshore Capital Partners III L.P. shall be deemed to be a Fund Affiliate.

                  "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, except as set forth on Schedule D.

                  "GM" shall mean General Motors Corporation, a Delaware corporation.

                  "GM Agreements" shall mean (i) the Component Supply Agreement, as amended, dated as of February 28, 1994, between the Borrower and GM, (ii) the GMCL Purchase Order Agreement, as amended, dated as of February 17, 1994, and effective on March 1, 1994, between the Borrower and General Motors of Canada Limited ("GMCL") and (iii) any agreements entered into between the Borrower and GM or GMCL succeeding or replacing the agreements in clauses (i) and (ii), including the Lifetime Program Contracts.

                  "GM MOU" shall mean the Amended and Restated Memorandum of Understanding dated as of September 2, 1997, as amended pursuant to an Extension

Agreement dated as of September 22, 1997, between the Borrower and GM, pursuant to which the Borrower and GM have agreed, among other things, to enter into individual Lifetime Program Contracts with respect to each product supplied or to be supplied by the Borrower to GM.

                  "GM Preferred Stock Purchase" shall have the meaning given such term in the preamble to this Agreement.

                  "GM Preferred Stock Purchase Agreement" shall have the meaning given such term in the preamble to this Agreement.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body or, in the case of references to "Governmental Authority" in
Article II and Sections 9.04 and 9.16, the National Association of Insurance Commissioners.

                  "Guarantee" of or by any person shall mean (a) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

                  "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

                  "Guarantors" shall mean AAMM and the Subsidiary Guarantors.

                  "Harris" shall mean Morton E. Harris.


                  "Hazardous Materials" shall mean any material meeting the definition of a "hazardous substance" in CERCLA 42 U.S.C. ss. 9601(14) and all explosive or radioactive substances or wastes; hazardous or toxic substances or wastes; pollutants; solid, liquid or gaseous wastes, including petroleum, petroleum distillates or fractions or residues, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or materials or equipment containing PCBs in excess of 50 parts per million (ppm), radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, or that reasonably could form the basis of an Environmental Claim.

                  "Indebtedness" of any person shall mean, without duplication,
(a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and
(j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. Obligations of the Borrower and the Subsidiaries in connection with a Permitted Lease Financing, a Permitted Receivables Financing and the Existing Lease shall be deemed not to constitute Indebtedness. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof, provided that, if the sole asset of such person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

                  "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, to be entered into by the Borrower, the Subsidiary Guarantors and the Collateral Agent pursuant to and in accordance with the terms of Section 5.11.

                  "Information Memorandum" shall have the meaning given such term in Section 3.15.


                  "Installment Date" shall have the meaning given such term in
Section 2.11.

                  "Intellectual Property Security Agreement" shall mean the Intellectual Property Security Agreement, substantially in the form of Exhibit E, between the Borrower and certain Subsidiaries and the Collateral Agent for the benefit of the Secured Parties.

                  "Interest Coverage Ratio" shall have the meaning given such term in Section 6.11.

                  "Interest Expense" shall mean, with respect to AAMM, the Borrower and the Subsidiaries on a consolidated basis for any period, the sum of
(a) gross interest expense of AAMM, the Borrower and the Subsidiaries for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, (b) capitalized interest of AAMM, the Borrower and the Subsidiaries on a consolidated basis and (c) interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and the Subsidiaries with respect to interest rate protection agreements.

                  "Interest Payment Date" shall mean, (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last day of each calendar quarter.

                  "Interest Period" shall mean as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the Borrower may elect, and the date any Eurodollar Borrowing is converted to an ABR Borrowing in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Interest Rate Protection Agreement" shall mean (i) any interest rate hedging agreement or arrangement approved by the Administrative Agent (such approval not to be unreasonably withheld) entered into by the Borrower or a Subsidiary and designed to protect against fluctuations in interest rates and (ii) the Existing Hedging Agreement. Notwithstanding the foregoing, the approval of the Administrative Agent shall not be required with respect to any interest rate hedging agreement or arrangement not required pursuant to Section 5.14.

                  "Investors" shall have the meaning given such term in the preamble to this Agreement.

                  "IPO Merger" means a merger of AAMM and the Borrower in connection with an initial public offering of common stock by the surviving corporation in such merger.

                  "Jupiter" shall have the meaning given such term in the preamble to this Agreement.

                  "Jupiter Preferred Stock Repurchase" shall have the meaning given such term in the preamble to this Agreement.

                  "L/C Disbursement" shall mean a payment or disbursement made by a Fronting Bank pursuant to a Letter of Credit.

                  "L/C Participation Fee" shall have the meaning given such term in Section 2.05(b).

                  "Lease Financing" shall mean any lease financing of Manufacturing Equipment or other equipment pursuant to a lease or leases to be entered into by AAMM, the Borrower or any Subsidiary, as the lessee thereunder.

                  "Lease Financing Proceeds" shall mean 100% of the cash proceeds actually received by AAMM, the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, related search and transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) taxes paid or payable as a result thereof, from the consummation of any Permitted Lease Financing or

Additional Lease Financing.

                  "Lease Present Value" shall mean (a) in the case of any Sale and Lease-Back Transaction, the purchase price paid by AAMM, the Borrower or any Subsidiary for the equipment being sold and leased back thereunder and (b) in the case of any other Lease Financing, the fair market value as of the commencement of the related lease or leases of such equipment.

                  "Lenders" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Lessor" shall mean a lessor under a lease entered into pursuant to a Permitted Lease Financing or an Additional Lease Financing.

                  "Letter of Credit" shall mean any letter of credit issued pursuant to this Agreement.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Lifetime Program Contracts" shall mean the Lifetime Program Contracts to be entered into pursuant to the GM MOU between GM and the Borrower with respect to each product supplied or to be supplied by the Borrower to GM.

                  "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

                  "Loan Parties" shall mean the Borrower and the Guarantors.

                  "Loans" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

                  "Manufacturing Equipment" shall mean any automobile parts manufacturing equipment owned or to be purchased by the Borrower or any Subsidiary and located at or to be delivered to the Borrower's or any Subsidiary's manufacturing facilities, together with modifications, alterations and improvements thereto, and substitutions and replacements thereof, and including any and all insurance, confiscation, expropriation and other proceeds thereof.

                  "Margin Stock" shall have the meaning given such term in Regulation U.

                  "Material Adverse Effect" shall mean (a) a materially adverse effect on the assets, business, operations, properties or financial condition of AAMM, the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of AAMM, the Borrower or any Subsidiary to perform any of its material obligations under any Loan Document to which it is or will be a party or to consummate the Recapitalization or (c) an impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, the Fronting Bank, the Administrative Agent or the Collateral Agent under, any Loan Document.

                  "Mortgaged Properties" shall mean the owned real properties of the Loan Parties specified on Schedule 3.20 that are expressly designated "Mortgaged Properties".

                  "Mortgages" shall mean the mortgages, deeds of trust, assignments of leases and rents and other security documents delivered pursuant to clause (i) of Section 4.02(h) or pursuant to Section 5.11, each substantially in the form of Exhibit G.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Net Leverage Ratio" shall mean, on any date, the ratio of (a) Total Net Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

                  "Net Proceeds" shall mean (a) 100% of the cash proceeds actually received by AAMM, the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received), net of (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments (other than pursuant hereto), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) taxes paid or payable as a result thereof, from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets (other than any sale of

Manufacturing Equipment or other equipment to a Lessor in connection with (A) a Permitted Lease Financing or (B) an Additional Lease Financing, unless (in the case of this clause (B)) the Manufacturing Equipment or other equipment being financed pursuant to such Additional Lease Financing would appear as an asset on a consolidated balance sheet of the Borrower and the Subsidiaries prepared in accordance with GAAP as of the Closing Date or as of any date prior to the date that is one year prior to the consummation of such Additional Lease Financing (any such equipment that would so appear being referred to herein as "Balance Sheet Equipment")) and any mortgage or lease of real property) to any person of any asset or assets of AAMM, the Borrower or any Subsidiary (other than those pursuant to Sections 6.05(a), 6.05(b), 6.05(e) and 6.05(h) or any other financing subject to clause (ii) of the definition of the term "Excess Cash Flow"), provided that if the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent promptly following receipt of any such proceeds (other than any proceeds in respect of Balance Sheet Equipment) setting forth the Borrower's intention to use any portion of such proceeds to purchase assets useful in the business of the Borrower and the Subsidiaries within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not so used within such 12-month period, and provided further that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $200,000 and (y) no such proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $2,000,000 or the aggregate of all such proceeds received after the Closing Date shall exceed $5,000,000, (b) 100% of the cash proceeds from the incurrence, issuance or sale by AAMM, the Borrower or any Subsidiary of any Indebtedness (other than Indebtedness permitted pursuant to Section 6.01), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses incurred in connection with such issuance or sale and (c) 50% of the cash proceeds from the issuance or the sale by AAMM of any equity security of AAMM (other than (i) sales of Capital Stock of AAMM to directors, officers or employees of AAMM, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements ("Employee Equity Sales") and
(ii) sales of Capital Stock of AAMM to the extent the net proceeds of such sales are used to fund permitted Capital Expenditures or investments within three months after the receipt of such net proceeds), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses incurred in connection with such issuance or sale. For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to AAMM or the Borrower or any Affiliate of either of them shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of The Blackstone Group L.P.

                  "New York Real Property" shall mean all owned real property of AAMM, the Borrower or any Subsidiary that is located in the State of New York.


                  "Notes" shall mean any promissory note of the Borrower issued pursuant to this Agreement.

                  "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

                  "Other Investments" shall mean, as to any person, any corporation, partnership or other legal entity or arrangement in which such person has any direct or indirect equity interest and that is not a subsidiary of such person or that is a subsidiary of such person in which less than 90% of the Capital Stock is owned by such person.

                  "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit H, made by AAMM and the Borrower in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Park Fees" shall mean the fees paid by the Borrower to Raymond Park or any of his affiliates (Schedule E sets forth the Borrower's estimates of such fees).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Permitted Business Acquisition" shall mean any acquisition of all or substantially all the assets of, or shares or other equity interests in, a person or division or line of business of a person (or any subsequent investment made in a previously acquired Permitted Business Acquisition) if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) at least 90% of the Capital Stock of any acquired or newly formed corporation, partnership, association or other business entity are owned directly by the Borrower or a domestic Wholly Owned Subsidiary (unless there is a material tax or legal or other economic disadvantage in not having a foreign Subsidiary hold such Capital Stock, in which case such Capital Stock may be held directly by a foreign Subsidiary) and all actions required to be taken, if any, with respect to such acquired or newly formed subsidiary under Section 5.11 shall have been taken and (d)(i) AAMM, the Borrower and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.11, 6.12 and 6.13 recomputed as at the last day of the most recently ended fiscal quarter of AAMM, the Borrower and the Subsidiaries as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such subsidiary or assets, and (ii) any acquired or newly formed subsidiary shall not be liable for any Indebtedness

(except for Indebtedness permitted by Section 6.01).

                  "Permitted Investments" shall mean: (a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's Investors Service, Inc., or A-1 (or higher) according to Standard & Poor's Ratings Group;
(e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Ratings Group or A by Moody's Investors Service, Inc.; (f) in the case of any Subsidiary organized in a jurisdiction outside the United States: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (iii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors (or the parents of such obligors), which investments or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors); (g) shares of mutual funds whose investment guidelines restrict 95% of such funds' investments to those satisfying the provisions of clauses (a) through (e) above; and (h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of total assets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of the Borrower's most recently completed fiscal year.

                  "Permitted Lease Financing" shall mean one or more lease financings of Manufacturing Equipment with aggregate gross proceeds of approximately $200,000,000, pursuant to leases (including leveraged leases and single investor leases) and related documentation to be entered into by the Borrower, as lessee, and one or more institutional equity investors or agents or affiliates thereof or one or more banks or trust companies or agents or affiliates thereof acting as trustee for one or more institutional equity investors or agents or affiliates thereof, as lessor. Any such lease shall contain terms and conditions substantially as set forth on Schedule C and other customary terms and conditions not inconsistent with Schedule C that are approved by the Administrative Agent (such approval not to be unreasonably withheld).

                  "Permitted Receivables Financing" shall mean (a) the Receivables Facility and (b) refinancings of the Receivables Facility or the consummation of one or more additional receivables financings, with combined proceeds in an aggregate principal amount not to exceed $400,000,000 at any time, in each case pursuant to a structured receivables financing consisting of a securitization of receivables under the Receivables Facility on substantially the same terms as the Receivables Facility or terms no less favorable in the aggregate to the Borrower and the Subsidiaries than the terms of the Receivables Facility or on other terms reasonably satisfactory to the Borrower, the Receivables Subsidiary and the Administrative Agent on behalf of the Lenders.

                  "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" shall mean, collectively, the Pledge Agreement, substantially in the form of Exhibit I, among AAMM, the Borrower, certain Subsidiaries and the Collateral Agent for the benefit of the Secured Parties and each other document delivered on the Escrow Funding Date pursuant to which AAMM, the Borrower or any domestic Subsidiary pledged Capital Stock of any foreign subsidiary to secure the Obligations.

                  "Pre-Funding Request" shall have the meaning given such term in Section 9.18.

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

                  "Properties" shall have the meaning given such term in Section 3.17(a).

                  "Recapitalization" shall have the meaning given such term in the preamble to this Agreement.

                  "Recapitalization Agreement" shall mean the Recapitalization and Stock Purchase Agreement dated as of September 19, 1997, among Acquisitionco, AAMM, the Borrower, Jupiter, Harris and Dauch.

                  "Receivables Facility" shall mean a receivables purchase facility with an aggregate commitment amount of not less than $100,000,000, consisting of (a) the sale by the Borrower of accounts receivable and related assets to the Receivables Subsidiary pursuant to the Receivables Sale Agreement and (b) the sale or other transfer of such accounts receivable and related assets (or participation interests therein) by the Receivables Subsidiary and the servicing of such accounts receivable by the Servicer, each pursuant to the Receivables Purchase Documentation.

                  "Receivables Purchase Documentation" shall mean (i) the Pooling Agreement among the Receivables Subsidiary, the Servicer and the trustee thereunder on behalf of the purchasers of interests in the trust created thereby, (ii) the Series 1997-A Supplement thereto, among the Receivables Subsidiary, the Servicer, such trustee, such purchasers and the agent for such purchasers and (iii) the Servicing Agreement among the Receivables Subsidiary, the Servicer and such trustee, in each case relating to the Receivables Facility and as amended, restated, supplemented or replaced from time to time.

                  "Receivables Sale Agreement" shall mean the Receivables Sale Agreement relating to the Receivables Facility, between the Receivables Subsidiary and the Borrower (including in its capacity as Servicer), as amended, restated, supplemented or replaced from time to time.

                  "Receivables Subsidiary" shall mean AAMM Receivables Corp. or any successor thereto or other bankruptcy-remote, special-purpose Wholly Owned Subsidiary formed for purposes of a Permitted Receivables Financing.

                  "Register" shall have the meaning given such term in Section 9.04(d).

                  "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.


                  "Release" shall have the meaning given such term in CERCLA, 42 U.S.C. ss. 9601(22).

                  "Remaining Present Value" shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

                  "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions, including studies and investigations, required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way respond to any Hazardous Material in the environment or (ii) prevent the Release or threatened Release, or minimize the further Release, of any Hazardous Material.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                  "Required Lenders" shall mean, at any time, Lenders having Loans (other than Swingline Loans), Revolving L/C Exposures, Swingline Exposures and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) representing more than 50% of the sum of all Loans (other than Swingline Loans) outstanding, Revolving L/C Exposures, Swingline Exposures and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) at such time.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Retained Cash Earnings" shall mean, with respect to AAMM, the Borrower and the Subsidiaries on a consolidated basis as of the last day of any fiscal year, $175,000,000 plus (a) the consolidated net income of AAMM, the Borrower and the Subsidiaries for the period from the Closing Date to December 31, 1997, determined in accordance with GAAP but excluding year end adjustments that pertain to the period prior to the Closing Date and that were not included in the financial projections referred to in Section 3.15(b) plus (b) for each fiscal year after the year ending

December 31, 1997, the consolidated net income of AAMM, the Borrower and the Subsidiaries for such fiscal year and each other prior completed fiscal year commencing after the Closing Date, determined in accordance with GAAP plus (c) the aggregate amount of proceeds received by AAMM in respect of the issuance of Capital Stock of AAMM after the Closing Date minus (d) permitted cash dividends or other distributions made in respect of, or repurchases of, Capital Stock of AAMM after the Closing Date (excluding for purposes of computing Retained Cash Earnings, all transactions included in the Recapitalization).

                  "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

                  "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in Section 2.01(c) or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be reduced from time to time pursuant to Section 2.09 and pursuant to assignments by such Lender pursuant to Section 9.04.

                  "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender plus the amount at such time of such Lender's Revolving L/C Exposure plus the amount at such time of such Lender's Swingline Exposure.

                  "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

                  "Revolving Credit Maturity Date" shall mean October 30, 2004.

                  "Revolving L/C Commitment" shall mean, with respect to the Fronting Bank, the commitment of the Fronting Bank to issue Letters of Credit pursuant to Section 2.20(a).

                  "Revolving L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Revolving L/C Exposure at such time.

                  "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(c). Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

                  "Sale and Lease-Back Transaction" shall have the meaning given such term in Section 6.03.

                  "Secured Parties" shall have the meaning given such term in the Security Agreement.

                  "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit K, among AAMM, the Borrower, certain Subsidiaries and the Collateral Agent for the benefit of the Secured Parties.

                  "Security Documents" shall mean the Mortgages, the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to

Section 5.11.

                  "Servicer" shall mean the Borrower or any special purpose Wholly Owned Subsidiary formed for the purpose of acting as a servicer under any Permitted Receivables Financing.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent is subject with respect to Eurocurrency Liabilities (as defined in Regulation D of the Board) or other categories of liabilities or deposits by reference to which the LIBO Rate is determined. Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Stock Purchase" shall have the meaning given such term in the preamble to this Agreement.

                  "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" shall mean each subsidiary of the Borrower, provided that for purposes of Article III references to the term Subsidiary shall be deemed not to include AAMCM or the Receivables Subsidiary (except for purposes of Sections 3.01 and 3.02 with respect to the Receivables Subsidiary).

                  "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit J, to be entered into by the Subsidiary Guarantors pursuant to and in accordance with the terms of
Section 5.11 in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Subsidiary Guarantor" shall mean each domestic Subsidiary entering into the Subsidiary Guarantee Agreement pursuant to and in accordance with the terms of Section 5.11.

                  "Swingline Exposure" shall mean at any time the aggregate principal amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Swingline Exposure at such time.

                  "Swingline Lender" shall mean The Chase Manhattan Bank in its capacity as Swingline Lender hereunder.

                  "Swingline Loan Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans as set forth in Section 2.01(d).

                  "Swingline Loans" shall mean the swingline loans made by the Swingline Lender to the Borrower pursuant to Section 2.01(d).

                  "Term Borrowing" shall mean a Borrowing comprised of Term
Loans.

                  "Term Commitments" shall mean the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments.

                  "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a). Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

                  "Total Debt" shall mean, with respect to AAMM, the Borrower and the Subsidiaries on a consolidated basis at any time (without duplication), all Indebtedness consisting of Capital Lease Obligations, Indebtedness for borrowed money and Indebtedness in respect of the deferred purchase price of property or services of AAMM, the Borrower and the Subsidiaries on a consolidated basis at such time.

                  "Total Net Debt" shall mean Total Debt, minus the aggregate amount of cash and cash equivalents in excess of $5,000,000 set forth on the consolidated balance sheet of AAMM, the Borrower and the Subsidiaries prepared as of such time and in accordance with GAAP.

                  "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

                  "Tranche A Lender" shall mean a Lender with a Tranche A Term Loan Commitment.

                  "Tranche A Maturity Date" shall mean October 30, 2004.

                  "Tranche A Term Borrowing" shall mean a Borrowing comprised of

Tranche A Term Loans.

                  "Tranche A Term Loan Closing Date" shall mean each date on which Tranche A Term Loans are made.

                  "Tranche A Term Loan Commitment" shall mean with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans hereunder as set forth in Section 2.01(a)(i), as the same may be reduced from time to time pursuant to Section 2.09.

                  "Tranche A Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a)(i).

                  "Tranche B Maturity Date" shall mean April 30, 2006.

                  "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

                  "Tranche B Term Loan Commitment" shall mean with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder as set forth in Section 2.01(a)(ii), as the same may be reduced from time to time pursuant to Section 2.09.

                  "Tranche B Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a)(ii).

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

                  "Wholly Owned Subsidiary" means a Subsidiary, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Borrower or another Wholly Owned Subsidiary.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Working Capital" shall mean, with respect to AAMM, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination.

                  SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and

"including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Section 2.12(d) and Article VI all accounting terms herein shall be interpreted and all accounting determinations hereunder (in each case, unless otherwise provided for or defined herein) shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05; and provided further that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 2.12(d) or Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 2.12(d) or Article VI or any related definition for such purpose), then (i) the Borrower and the Administrative Agent shall negotiate in good faith to agree upon an appropriate amendment to such covenant and (ii) the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective until such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. For the purposes of determining compliance under Sections 6.01, 6.02, 6.04, 6.05 and 6.10 with respect to any amount in a currency other than Dollars, such amount shall be deemed to equal the Dollar equivalent thereof at the time such amount was incurred or expended, as the case may be.


ARTICLE II.  THE CREDITS

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties of AAMM and the Borrower herein set forth, each Lender agrees, severally and not jointly:

                  (i) to make Tranche A Term Loans to the Borrower at any time and from time to time on or after the Closing Date and until the earlier of the date that is 24 months after the Closing Date and the termination of the Tranche A Term Loan Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the Tranche A Term Loan Commitment set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09, provided that the Borrower shall not be permitted to make more than five Tranche A Term Borrowings that increase the aggregate principal amount of Tranche A Term Borrowings outstanding; and

                  (ii) to make a Tranche B Term Loan to the Borrower on the Closing Date in a principal amount not to exceed the Tranche B Term Loan Commitment set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

                  (b) Subject to the terms and conditions and relying upon the representations and warranties of AAMM and the Borrower herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure at such time exceeding the Revolving Credit Commitment set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09, provided that the aggregate principal amount of Revolving Loans made to the Borrower on the Closing Date shall not exceed $100,000,000.

                  (c) (i) The Swingline Lender hereby agrees, subject to the terms and conditions and relying upon the representations and warranties of AAMM and the Borrower herein set forth, and subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make a portion of the Revolving Credit Commitments available to the Borrower from time to time during the period from the Closing Date through and excluding the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in an aggregate principal amount not to exceed the Swingline Loan Commitment, by making Swingline Loans to the Borrower. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Loans, Revolving L/C Exposure and outstanding Swingline Loans, may exceed the Swingline Lender's Revolving Credit Commitment. The original amount of the Swingline Loan Commitment is $20,000,000. The Swingline Loan Commitment shall expire on the date the Revolving Credit Commitments are terminated and all Swingline Loans and all other amounts owed hereunder with respect to Swingline Loans shall be paid in full no later than that date. The Borrower shall give the Swingline Lender telephonic, written or telecopy notice (in the case of telephonic notice, such notice shall be promptly confirmed in writing or by telecopy) not later than 12:00 (noon), New York City time, on the day of a proposed borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Swingline Lender shall give the Administrative Agent, which shall in turn give to each Lender, prompt written or telecopy advice of any notice received from the Borrower pursuant to this paragraph.

                  (ii) In no event shall (A) the aggregate principal amount of Swingline Loans outstanding at any time exceed the aggregate Swingline Loan Commitment in effect at such time, (B) the Aggregate Revolving Credit Exposure at any time exceed the Total Revolving Credit Commitment at such time or (C) the aggregate Swingline Loan Commitment exceed at any time the aggregate Revolving

Credit Commitments in effect at such time. Swingline Loans may only be made as ABR Loans.

                  (iii) With respect to any Swingline Loans that have not been voluntarily prepaid by the Borrower, the Swingline Lender (by request to the Administrative Agent) or Administrative Agent at any time may, and shall at any time Swingline Loans in an amount not less than $5,000,000 shall have been outstanding for more than five days, on one Business Day's notice, require each Revolving Credit Lender, including the Swingline Lender, and each such Lender hereby agrees, subject to the provisions of this Section 2.01(c), to make a Revolving Loan (which shall be funded as an ABR Loan) in an amount equal to such Lender's Applicable Percentage of the amount of the Swingline Loans ("Refunded Swingline Loans") outstanding on the date notice is given which the Swingline Lender requests the Lenders to prepay.

                  (iv) In the case of Revolving Loans made by Lenders other than the Swingline Lender under the immediately preceding paragraph (iii), each such Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds, at the office of the Administrative Agent located at 270 Park Avenue, New York, New York, not later than 1:00 p.m., New York City time, on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swingline Lender (and not to the Borrower) and applied to repay the Refunded Swingline Loans. On the day such Revolving Loans are made, the Swingline Lender's Applicable Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swingline Lender and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall be outstanding as Revolving Loans of Lenders. The Borrower authorizes the Administrative Agent and the Swingline Lender to charge the Borrower's account with the Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline Lender the amount of such Refunded Swingline Loans to the extent amounts received from Lenders, including amounts deemed to be received from the Swingline Lender, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17. Subject to the compliance by the Swingline Lender with the provisions of subparagraph (vii) below, each Lender's obligation to make the Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Borrower or any other person for any reason whatsoever; (B) the occurrence or continuance of an Event of Default or a Default; (C) any adverse change in the condition (financial or otherwise) of AAMM or any of its subsidiaries; (D) any breach of this Agreement by AAMM, the Borrower or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Nothing in this Section 2.01(c) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (v) A copy of each notice given by the Swingline Lender or the Administrative Agent pursuant to this Section 2.01(c) shall be promptly delivered by the Swingline Lender to the Administrative Agent and the Borrower. Upon the making of a Revolving Loan by a Lender pursuant to this Section 2.01(c), the amount so funded shall no longer be owed in respect of Swingline Loans.

                  (vi) If as a result of any bankruptcy or similar proceeding, Revolving Loans are not made pursuant to this Section 2.01(c) sufficient to repay any amounts owed to the Swingline Lender as a result of a nonpayment of outstanding Swingline Loans, each Revolving Credit Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swingline Loans in an amount equal to its Applicable Percentage of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from the Swingline Lender, each Revolving Credit Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds at the office of the Swingline Lender in New York, New York. In order to evidence such participation each Revolving Credit Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Revolving Credit Lender fails to make available to the Swingline Lender the amount of such Revolving Credit Lender's participation as provided in this Section 2.01(c), the Swingline Lender shall be entitled to recover such amount on demand from such Revolving Credit Lender together with interest at the customary rate set by the Swingline Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Alternate Base Rate plus the ABR Margin then in effect as set forth on Schedule B.

                  (vii) Notwithstanding anything herein to the contrary, the Swingline Lender shall not make any Swingline Loans at any time the Swingline Lender is aware that the conditions to the making of such Swingline Loan set forth in Section 4.01 have not been satisfied unless such conditions shall have been waived in accordance with this Agreement.

                  (d) Within the limits set forth in paragraphs (b) and (c) above, the Borrower may borrow, pay or prepay (including pursuant to a refinancing permitted by Section 2.02(f)) and reborrow Revolving Loans and Swingline Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

                  SECTION 2.02. Loans. (a) Each Loan shall be made as part of a

Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is (i) an integral multiple of $1,000,000 (or, in the case of Swingline Loans, $500,000) and not less than $5,000,000 (or, in the case of Swingline Loans, $500,000) or (ii) equal to the remaining available balance of the applicable Commitments, provided that Revolving Loans used to pay Refunded Swingline Loans may be in the amount of such Refunded Swingline Loans.

                  (b) Subject to Sections 2.08 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or (except in the case of Swingline Loans) Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.13 or Section 2.19 in respect of increased costs arising as a result of such exercise. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 20 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                  (c) Subject to paragraph (f) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, (a) in the case of any Loan made to reimburse any L/C Disbursement or to refund any Swingline Loan, apply the amounts so received to effect such reimbursement or refund as contemplated by Section 2.20 or Section 2.01(d) and (b) in the case of each Loan the proceeds of which are to be received by the Borrower, credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request; provided, however, that if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Lenders.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date, Tranche A Maturity Date or Tranche B Maturity Date, as applicable.

                  (f) The Borrower may refinance all or any part of a Revolving Credit Borrowing with another Revolving Credit Borrowing. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with the applicable provisions of this Agreement with the proceeds of the new Revolving Credit Borrowing and the proceeds of such new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to paragraph (c) above.

                  SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request substantially in the form of Exhibit C
(a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing; provided, however, that Borrowing Requests with respect to Borrowings to be made on the Closing Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing (and in the case of a Term Borrowing the Commitments pursuant to which the Loans comprising such Borrowing are to be made), and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) in the case of a Borrowing the proceeds of which are to be received by the Borrower, the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the applicable Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

                  If the Borrower shall not have delivered a Borrowing Request in accordance with this Section 2.03 prior to the end of the Interest Period then in effect for any Revolving Credit Borrowing requesting that such Borrowing be refinanced, then the Borrower shall (unless the Borrower has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Borrowing is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Borrowing of equivalent amount, and such new Borrowing shall be an ABR Borrowing.

                  SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The outstanding principal balance of each Loan shall be payable (i) in the case of a Revolving Loan or a Swingline Loan, on the Revolving Credit Maturity Date and
(ii) in the case of a Term Loan, as provided in Section 2.11. Each Loan shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.


                  (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a Note as provided in Section 9.04(h) or otherwise the interests represented by that Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

                  SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a "Commitment Fee") on the average daily unused amount of the Commitments of such Lender during the preceding quarter (or other period ending with the date on which the last of the Commitments of such Lender shall be terminated) at either
(i) a rate equal to 0.50% per annum or (ii) for any such period commencing on or after the date of the Borrower's delivery to the Administrative Agent of the Borrower's consolidated financial statements for the first full fiscal quarter of the Borrower commencing after the Closing Date, at the rate per annum effective for each day in such period as set forth on Schedule B. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable. For the purpose of calculating any Lender's Commitment Fee, the outstanding Swingline Loans during the period for which such Lender's Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

                  (b) The Borrower from time to time agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments of all the Lenders shall be terminated as provided herein, a fee (an "L/C Participation Fee") on such Lender's Applicable Percentage of the average daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments shall be terminated) at the rate per annum equal to the LIBOR Margin effective for each day in such period for Revolving Loans as set forth on Schedule B and (ii) to the Fronting Bank, the fees separately agreed upon by the Borrower and the Fronting Bank plus, in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C

Disbursement thereunder, the Fronting Bank's customary documentary and processing charges (collectively, the "Fronting Bank Fees"). All L/C Participation Fees and Fronting Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.


                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Amended and Restated Fee Letter dated as of September 22, 1997, at the times specified therein (the "Administrative Agent Fees").

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Fronting Bank Fees shall be paid directly to the Fronting Bank. Once paid, none of the Fees shall be refundable under any circumstances.

                  SECTION 2.06. Interest on Loans. (a) Subject to the provisions of paragraph (c) below and Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus, in the case of (i) Tranche A Term Loans, Revolving Loans or Swingline Loans, 1.00% or (ii) Tranche B Term Loans, 1.25%.

                  (b) Subject to the provisions of paragraph (c) below and
Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus, in the case of (i) Tranche A Term Loans or Revolving Loans, 2.00% or (ii) Tranche B Term Loans, 2.25%.

                  (c) Subject to the provisions of Section 2.07, Tranche A Term Loans, Revolving Loans and Swingline Loans comprising any ABR Borrowing or Eurodollar Borrowing shall bear interest (computed as set forth in paragraph (a) or (b) above, as applicable) for any date on or after the date of the Borrower's delivery to the Administrative Agent of the Borrower's consolidated financial statements for the first full fiscal quarter of the Borrower commencing after the Closing Date, at a rate per annum equal to the Alternate Base Rate or the Adjusted LIBO Rate, as applicable, plus the ABR Margin or the LIBOR Margin, as applicable, effective for such date as set forth on Schedule B.

                  (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall give the Borrower prompt notice of each such determination.

                  SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount for the period beginning on the date of such default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) in the case of (i) overdue Loans, overdue interest thereon, overdue Commitment Fees or other overdue amounts owing in respect of Loans or other obligations (or the related Commitments) under a particular Tranche or in respect of the Revolving Credit Commitments or (ii) other overdue amounts owing to a Lender participating in no more than one of the Tranches or the Revolving Credit Commitments, the rate that would otherwise be applicable to ABR Loans under such Tranche or to ABR Revolving Loans, as applicable, pursuant to Section 2.06 plus 2.0% or (b) in the case of any other overdue amount, the Alternate Base Rate plus the ABR Margin for Tranche A Term Loans and Revolving Loans effective for such date as set forth on Schedule B plus 2.0%.

                  SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.09. Termination and Reduction of Commitments. (a) The Tranche B Term Loan Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Closing Date. The Tranche A Term Loan Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the second anniversary of the Closing Date. Prior to the termination thereof in full, the Tranche A Term Loan Commitments shall be automatically and permanently reduced at 5:00 p.m., New York City time, on each Tranche A Term Loan Closing Date, by an aggregate amount equal to the aggregate principal amount of the Tranche A Term Loans made on such date. The Total Revolving Credit Commitment shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Revolving Credit Maturity Date.

                  (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, any of the Term Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of any Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of

$5,000,000 (or, if less, the remaining amount of the applicable Commitments) and
(ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Revolving Credit Exposure at the time.

                  (c) The Tranche A Term Loan Commitments shall be automatically and permanently reduced by an amount equal to any amount applied under paragraph
(c) or (d) of Section 2.12 to prepay Tranche A Term Borrowings prior to the second anniversary of the Closing Date.

                  (d) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees and, to the extent applicable, L/C Participation Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

                  SECTION 2.10. Conversion and Continuation of Term Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Term Borrowing into an ABR Term Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Term Borrowing into a Eurodollar Term Borrowing or to continue any Eurodollar Term Borrowing as a Eurodollar Term Borrowing for an additional Interest Period, and
(c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest

Period with respect to any Eurodollar Term Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the relevant Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Term Borrowing;

                  (ii) if less than all the outstanding principal amount of any Term Borrowing shall be converted or continued, then each resulting Term Borrowing shall satisfy the limitations specified in Sections 2.02(a) and (b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender by recording for the account of such Lender the new Term Loan of such Lender resulting from such conversion and reducing the Term Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on a Term Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Term Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

                  (v) any portion of a Term Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Term Borrowing;

                  (vi) any portion of a Eurodollar Term Borrowing which cannot be converted into or continued as a Eurodollar Term Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Term Borrowing; and

                  (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than an Installment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings made pursuant to the same Commitments with Interest Periods ending on or prior to such Installment Date and (B) the ABR Term Borrowings made pursuant to the same Commitments would not be at least equal to the principal amount of Term Borrowings made pursuant to the same Commitments to be paid on such Installment Date.

                  Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Term Borrowing that the Borrower requests be converted or continued, (ii) whether such Term Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Term Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Term Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Term Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Term Borrowing), such Term Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

                  SECTION 2.11. Repayment of Term Borrowings. (a) (i) The

Tranche A Term Borrowings shall be payable as to principal in the amounts and on the dates set forth below (each such date being called a "Tranche A Term Loan Installment Date").



                                         Tranche A
                                         Term Loan
Date                                     Amount
March 31, 2000                           $7,500,000
September 30, 2000                       $7,500,000
March 31, 2001                           $10,000,000
September 30, 2001                       $10,000,000
March 31, 2002                           $12,500,000
September 30, 2002                       $12,500,000
March 31, 2003                           $15,000,000
September 30, 2003                       $15,000,000
March 31, 2004                           $17,500,000
October 30, 2004                         $17,500,000

                  (ii) The Tranche B Term Loans shall be payable as to principal in the amounts and on the dates set forth below (each such date being called a "Tranche B Term Loan Installment Date" and, together with the Tranche A Term Loan Installment Dates, the "Installment Dates").


                                         Tranche B
                                         Term Loan
Date                                     Amount
March 31, 2000                           $500,000
September 30, 2000                       $500,000
March 31, 2001                           $500,000
September 30, 2001                       $500,000
March 31, 2002                           $500,000
September 30, 2002                       $500,000
March 31, 2003                           $500,000
September 30, 2003                       $500,000
March 31, 2004                           $10,500,000
September 30, 2004                       $10,500,000
March 31, 2005                           $87,500,000
September 30, 2005                       $87,500,000
April 30, 2006                           $175,000,000


                  (b) Except as set forth in paragraphs (c), (d) and (e) below,

                  (i) all Net Proceeds and Excess Cash Flow to be applied at any time to prepay Term Borrowings and, if applicable, to reduce Tranche A Term Loan Commitments pursuant to Sections 2.12(c) and (d), respectively, shall be applied as follows: (A) a portion of such Net Proceeds equal to (x) the amount of such Net Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Tranche B Term Borrowings at such time and the denominator of which is the sum of the outstanding principal amount of Term Borrowings at such time and the unused Tranche A Term Loan Commitments at such time shall be applied to prepay Tranche B Term Borrowings and (B) a portion of such Net Proceeds equal to (x) the amount of such Net Proceeds multiplied by (y) a fraction, the numerator of which is the sum of the outstanding principal amount of Tranche A Term

         Borrowings at such time and the unused Tranche A Term Loan Commitments at such time and the denominator of which is the sum of the outstanding principal amount of Term Borrowings at such time and the unused Tranche A Term Loan Commitments at such time shall be applied, first, to prepay Tranche A Term Borrowings and, after all outstanding Tranche A Term Borrowings have been prepaid, to reduce Tranche A Term Loan Commitments and

                  (ii) each prepayment of principal of the Term Borrowings pursuant to Section 2.12(a) shall be applied to the Tranche A Term Borrowings and the Tranche B Term Borrowings ratably in accordance with the respective outstanding amounts thereof.

                  Such prepayments made pursuant to Section 2.12(a) and prepayments or reductions in the Tranche A Term Loan Commitments made pursuant to Section 2.12(d) shall reduce scheduled payments required under paragraph (a) above after the date of such prepayment in the scheduled order of maturity and such prepayments and reductions in the Tranche A Term Loan Commitments made pursuant to Section 2.12(c) shall reduce scheduled payments required under paragraph (a) above after the date of such prepayment on a pro rata basis. To the extent not previously paid, all Tranche A Term Borrowings shall be due and payable on the Tranche A Maturity Date and all Tranche B Term Borrowings shall be due and payable on the Tranche B Maturity Date. Each payment of Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

                  (c) In the event and on each occasion Tranche A Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of Tranche A Term Loans or as a result of (i) the making of any mandatory or optional prepayment or (ii) the reduction of the Tranche A Term Loan Commitments, in the case of clauses (i) and (ii), pursuant to Section 2.12(a), (c) or (d), the installments payable on each Tranche A Term Loan Installment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

                  (d) Notwithstanding the provisions of paragraph (b) above, at the election of the Borrower, the first $20,000,000 in aggregate (i) mandatory prepayments that would otherwise be made pursuant to Section 2.12(d) to Lenders holding Tranche B Term Loans, or (ii) optional prepayments that would otherwise be made pursuant to Section 2.12(a) to Lenders holding Tranche B Term Loans, in either case shall be applied, until the Tranche A Term Borrowings shall have been paid in full and the Tranche A Term Loan Commitments have been reduced to zero, to prepay Tranche A Term Borrowings and, after all outstanding Tranche A Term Borrowings have been prepaid, to reduce Tranche A Term Loan Commitments, and shall reduce scheduled payments in respect of such Borrowings under Section 2.11(a) after the date of any such prepayment or reduction in the scheduled order of maturity.

                  (e) Any Lender holding Tranche B Term Loans may, to the extent Tranche A Term Borrowings are outstanding or the Tranche A Term Loan Commitments are greater than zero, elect on not less than one Business Day's prior written notice to the Administrative Agent with respect to (i) any optional prepayment made pursuant to Section 2.12(a), if the Borrower shall have consented to the availability of such election pursuant to this Section 2.11(e), or (ii) any mandatory prepayment made pursuant to Section 2.12(d), not to have such prepayment applied to such Lender's Tranche B Term Loans until all Tranche A Term Borrowings shall have been paid in full and the Tranche A Term Loan Commitments have been reduced to zero, in which case the amount not so applied shall be applied to prepay Tranche A Term Borrowings and, after all outstanding Tranche A Term Borrowings have been prepaid, to reduce Tranche A Term Loan Commitments, and shall reduce scheduled payments under Section 2.11(a) after the date of any prepayment in the scheduled order of maturity.

                  SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, before 11:00 a.m., New York City time; provided, however, that (i) each partial prepayment (other than of a Swingline
Loan) shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the aggregate outstanding amount under the applicable Tranche) and (ii) each prepayment of Term Borrowings shall be applied as set forth in paragraphs (b), (c) and (d) of Section 2.11.

                  (b) In the event of any termination of the Revolving Credit Commitments, the Borrower shall on the date of such termination repay or prepay all its outstanding Swingline Loans and Revolving Credit Borrowings, reduce the Revolving L/C Exposure to zero and cause all Letters of Credit to be canceled and returned to the Fronting Bank. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower, the Swingline Lender and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction, then the Borrower shall, on the date of such reduction, repay or prepay Swingline Loans and Revolving Credit Borrowings, or reduce the Revolving L/C Exposure, in an aggregate amount sufficient to eliminate such excess. Notwithstanding the foregoing, on the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.09, the Borrower shall pay or prepay so much of, first, the Swingline Loans and, second, the Revolving Credit Borrowings as shall be necessary in order that the Aggregate Revolving Credit Exposure will not exceed the Total Revolving Credit Commitment after giving effect to such termination or reduction.

                  (c) The Borrower shall apply all Net Proceeds promptly upon receipt thereof by AAMM, the Borrower or any Subsidiary to prepay Term Borrowings and, if applicable, to reduce Tranche A Term Loan Commitments in accordance with Section 2.11(b).

                  (d) Not later than 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1998, the Borrower shall calculate Excess Cash Flow for such fiscal year and shall apply 75% of such Excess Cash Flow to prepay Term Borrowings and, if applicable, to reduce Tranche A Term Loan Commitments in accordance with Section 2.11(b), provided that if, at the time of such prepayment, the ABR Margin and the LIBOR Margin are determined by reference to Level 4, Level 5 or Level 6 as set forth on Schedule B, the Borrower shall be required to apply only 50% of such Excess Cash Flow to prepay such Borrowings and, if applicable, to reduce such Commitments. Not later than the date on which the Borrower is required to deliver financial statements with respect to the end of each fiscal year under
Section 5.04(a), the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

                  (e) The Borrower shall apply all Lease Financing Proceeds (other than any such proceeds that constitute Net Proceeds) promptly upon receipt thereof by AAMM, the Borrower or any Subsidiary to prepay Revolving Credit Borrowings to the extent of such Borrowings and may retain the balance of such proceeds.

                  (f) Each notice of prepayment or reduction pursuant to this
Section 2.12 shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid (or, if applicable, the reduction in the Tranche A Term Loan Commitments), shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to
Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

                  (g) In the event the amount of any prepayment required to be made above shall exceed the aggregate principal amount of the ABR Loans outstanding under the Tranches required to be prepaid (the amount of any such excess being called the "Excess Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (i) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this Section 2.12(g) and (ii) the Borrower shall have delivered to the Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Collateral Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; provided, however, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. The Borrower shall not have the right to withdraw any amount from such cash collateral account until the applicable Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

                  SECTION 2.13. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Fronting Bank in respect of any Letter of Credit or of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income of such Lender or the Fronting Bank by the jurisdiction in which such Lender or the Fronting Bank has its principal office or by any political subdivision or taxing authority therein and (ii) any Taxes described in Section 2.19), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by or, in the case of the Letters of Credit, participated in by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or the Fronting Bank or shall impose on such Lender or the Fronting Bank or the interbank Eurodollar market any other condition affecting this Agreement, any Letter of Credit (or any participation with respect thereto), the Revolving L/C Exposure or any Eurodollar Loans of such Lender or the Fronting Bank, and the result of any of the foregoing shall be to increase the cost to such Lender or the Fronting Bank of making or maintaining its Revolving L/C Exposure or any Eurodollar Loan (or, in the case of the Fronting Bank, of making any payment under any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or the Fronting Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time the Borrower will pay to such Lender or the Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or the Fronting Bank for such additional costs incurred or reduction suffered.


                  (b) If any Lender or the Fronting Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Fronting Bank or any Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Fronting Bank's capital or on the capital of such Lender's or the Fronting Bank's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or the Fronting

Bank or such Lender's or the Fronting Bank's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Fronting Bank's policies and the policies of such Lender's or the Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time the Borrower shall pay to such Lender or the Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company for any such reduction suffered.

                  (c) A certificate of each Lender or the Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Fronting Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Fronting Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) In the event any Lender or the Fronting Bank delivers a notice pursuant to paragraph (e) below, the Borrower may require, at the Borrower's expense and subject to Section 2.15, such Lender or the Fronting Bank to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 9.04) all its interests, rights and obligations hereunder (including, in the case of a Lender, all of its Commitments and the Loans at the time owing to it and participations in Letters of Credit held by it and its obligations to acquire such participations) to a financial institution specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and the Fronting Bank to such assignment, (iii) the Borrower shall have paid to the assigning Lender or the Fronting Bank all monies accrued and owing hereunder to it (including pursuant to this Section 2.13) and (iv) in the case of a required assignment by the Fronting Bank, all outstanding Letters of Credit issued by the Fronting Bank shall be canceled and returned to the Fronting Bank.

                  (e) Promptly after any Lender or the Fronting Bank has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section 2.13, such Lender or the Fronting Bank will notify the Borrower thereof. Failure on the part of any Lender or the Fronting Bank so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or the Fronting Bank's right to demand compensation with respect to such period or any other period, provided that the Borrower shall not be under any obligation to compensate any Lender or the Fronting Bank under paragraph (b) above with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender or the Fronting Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions and provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section 2.13 shall be available to each Lender and the Fronting Bank regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under subparagraphs (i) and
(ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                  SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense (other than taxes) that such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of
(i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 (and the reasons therefor) shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error.

                  SECTION 2.16. Pro Rata Treatment. Except as required under
Section 2.14 and subject to Section 2.11, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans,

each reimbursement of L/C Disbursements, each payment of the Commitment Fees or L/C Participation Fees, each reduction of the Term Commitments or the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any


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                                                                              38

Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated (except in the case of Swingline Loans) pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans or participations in L/C Disbursements, as applicable). Each Lender agrees that in computing such Lender's portion of any Borrowing or L/C Disbursement, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing or L/C Disbursement, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

                  SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or L/C Disbursement as a result of which the unpaid principal portion of its Loans or L/C Disbursements made pursuant to any Commitment (or, after acceleration of the Loans pursuant to Article VII, applicable to any Loan or L/C Disbursement) shall be proportionately less than the unpaid principal portion of the Loans or L/C Disbursements of any other Lender made pursuant to such Commitments (or, after acceleration of the Loans pursuant to Article VII, applicable to any Loan or L/C Disbursement), it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, an interest in the Loans or L/C Disbursements of such other Lender, so that the aggregate unpaid principal amount of the Loans or L/C Disbursements and interests in Loans or L/C Disbursements held by each such Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans or L/C Disbursements then outstanding under such Commitments as the principal amount of its Loans or L/C Disbursements under such Commitments prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Loans or L/C Disbursements outstanding prior to such exercise of banker's lien, setoff or counter claim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding an interest in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to, or L/C Disbursement directly for the benefit of, the Borrower in the amount of such interest.

                  SECTION 2.18. Payments. (a) The Borrower shall make each payment without setoff or counterclaim (including principal of or interest on any Borrowing or L/C Disbursement or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in Dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, Attention of Agent Bank Services, in immediately available funds, for credit to The Chase Manhattan Bank, ABA Number 0210 00021, Account Number 323-516076. The Administrative Agent shall distribute such payments to the Lenders and the Fronting Bank promptly upon receipt in like funds as received.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or L/C Disbursement or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.19. Taxes. (a) Any and all payments by the Borrower to the Administrative Agent, the Fronting Bank or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, the Fronting Bank and the Administrative Agent, taxes that would not be imposed but for a connection between such Lender, the Fronting Bank or the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender, the Fronting Bank or the Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, and (ii) in the case of each Lender, the Fronting Bank and the Administrative Agent, any United States withholding taxes payable with respect to any payments made hereunder or under the other Loan Documents under laws (including any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) applicable to such Lender, the Fronting Bank or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this
Section 2.19, the term "Initial Date" shall mean (i) in the case of the

Administrative Agent, the Fronting Bank or any Lender, the date on which such person became a party to this Agreement and (ii) in the case of any assignment, including any assignment by a Lender or the Fronting Bank to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, the Fronting Bank or the Administrative Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender, the Fronting Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender, the Fronting Bank or the Administrative Agent not organized under the laws of the United States of America or a state thereof if such Lender, the Fronting Bank or the Administrative Agent fails to comply with the requirements of paragraph (f) or
(g), as the case may be, and paragraph (h) of this Section 2.19.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Lender, the Fronting Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19) paid by such Lender, the Fronting Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses including reasonable attorney's fees and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender (or Transferee), the Fronting Bank or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes, provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Lender, the Fronting Bank or the Administrative Agent, as the case may be shall use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes or Other Taxes. Such indemnification shall be made within 10 days after the date any Lender, the Fronting Bank or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender, the Fronting Bank or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, pursue or timely claim such refund at the Borrower's expense.

If any Lender, the Fronting Bank or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender, the Fronting Bank or the Administrative Agent has received payment from the Borrower hereunder, it shall promptly repay such refund (plus any interest received) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), provided that the Borrower, upon the request of such Lender, the Fronting Bank or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender, the Fronting Bank or the Administrative Agent in the event such Lender, such Fronting Bank or the Administrative Agent is required to repay such refund to the relevant taxing authority.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender, the Fronting Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments.

                  (f) In the case of any Borrowing by, or L/C Disbursement for the benefit of, the Borrower, this paragraph (f) shall apply. Each Lender, the Fronting Bank and the Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 10 days prior to the first Interest Payment Date following the Initial Date in respect of the Fronting Bank or such Lender, it will deliver to the Borrower and the Administrative Agent (if appropriate) two duly completed copies of either (i) United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that the Fronting Bank, such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the other Loan Documents payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3) of the Code, (A) deliver to the Borrower and the Administrative Agent (I) a statement under penalties of perjury that such Lender (w) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (x) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code, (y) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(c) of the Code and (z) is not a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 and (II) an Internal Revenue Service Form W-8; (B) deliver to the Borrower and the Administrative Agent a further copy of said Form W-8, or any successor applicable form or other manner of certification on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and (C) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent; unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a participant pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this paragraph (f) to the Lender from which the related participation shall have been purchased. Unless the Borrower and the Administrative Agent have received forms, certificates and other documents required by this Section 2.19(f) indicating that payments hereunder or under this Agreement, any other Loan Document or the Letters of Credit to or for the Fronting Bank or Lender not incorporated under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

                  (g) The Fronting Bank and any Lender claiming any additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested in writing by the Borrower to change the jurisdiction of its applicable lending office, if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of the Fronting Bank or such Lender, be otherwise disadvantageous to the Fronting Bank or such Lender.

                  (h) Nothing contained in this Section 2.19 shall require any Lender or the Fronting Bank or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  SECTION 2.20. Letters of Credit. (a) Letters of Credit. (i) General. The Borrower may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Fronting Bank, appropriately completed, for the account of the Borrower at any time and from time to time while the Revolving Credit Commitments remain in effect. This

Section 2.20(a) shall not be construed to impose an obligation upon the Fronting Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement or that would result in there existing Letters of Credit in an aggregate stated amount at any time in excess of $30,000,000.

                  (ii) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to request that the Fronting Bank amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Fronting Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of such Letter of Credit, or identifying any Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (iii) below), the amount of such Letter of Credit to be issued, amended, renewed or extended, the name and address of the account party (which shall be the Borrower) and the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit or grant such issuance, amendment, renewal or extension. Following receipt of such notice and prior to the issuance, amendment, renewal or extension of any Letter of Credit the Administrative Agent shall notify the Borrower and the Fronting Bank of the amount of the Aggregate Revolving Credit Exposure after giving effect to (A) the issuance, amendment, renewal or extension of such Letter of Credit, (B) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and
(C) the borrowing or repayment of any Revolving Credit Loans and Swingline Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letters of Credit. Each Letter of Credit shall be issued, amended, renewed or extended subject to the terms and conditions and relying on the representations and warranties of AAMM and the Borrower set forth herein, and in any case only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension the

Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment in effect at such time.

                  (iii) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date, provided that a Letter of Credit shall not be issued (nor shall a Letter of Credit be amended, renewed or extended) that would result in the Aggregate Revolving Credit Exposure exceeding the Total Revolving Credit Commitment in effect at such time. Compliance with the foregoing proviso shall be determined based upon the assumption that (A) each Letter of Credit remains outstanding and undrawn in accordance with its terms until its expiration date (taking into account any rights of renewal or extension that do not require written notice by or consent of any Fronting Bank, in its sole discretion, in order to effect such renewal or extension) and (B) the Revolving Credit Commitments will not be reduced pursuant to Section 2.09.

                  (iv) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Fronting Bank or the Revolving Credit Lenders, the Fronting Bank will grant to each Revolving Credit Lender, and each such Lender will acquire from the Fronting Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Fronting Bank, such Revolving Credit Lender's Applicable Percentage of each L/C Disbursement made by the Fronting Bank under such Letter of Credit and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) on or before the next Business Day as provided in paragraph (v) below. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever, provided that nothing in this Agreement shall be construed to excuse the Fronting Bank from liability to the Revolving Credit Lenders caused by the gross negligence or wilful misconduct of the Fronting Bank.

                  (v) Reimbursement. If the Fronting Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent, on or before the Business Day immediately following the date of such L/C Disbursement, an amount equal to such L/C Disbursement. If the Borrower shall fail to pay any amount required to be paid under this paragraph on or before such Business Day (or to cause payment thereof when due pursuant to a Revolving Credit Borrowing), then (A) such unpaid amount shall bear interest, for each day from and including such Business Day to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue ABR Loans that are Revolving Credit Loans pursuant to Section 2.07 (provided that the 2.00% margin referred to therein shall not be applicable until the first Business Day after the Borrower receives notice from the Administrative Agent that such L/C Disbursement has been or will be made), (B) the Administrative Agent shall notify the Fronting Bank and the Revolving Credit Lenders thereof, (C) each Revolving Credit Lender shall comply with its obligation under paragraph (iv) above by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Revolving Credit Lender (and Section 2.02(d) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders) and (D) the Administrative Agent shall promptly pay to the Fronting Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall promptly pay to the Fronting Bank on a pro rata basis with respect to outstanding L/C Disbursements any amounts received by it from the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) pursuant to this paragraph prior to the time that any Revolving Credit Lender makes any payment pursuant to paragraph (iv) above; any such amounts received by the Administrative Agent thereafter shall be promptly remitted by the Administrative Agent to the

Revolving Credit Lenders that shall have made such payments and to the Fronting Bank, as their interests may appear.

                  (b) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (a) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower or any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Fronting Bank, the Administrative Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Fronting Bank) or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by the applicable Fronting Bank shall not have constituted gross negligence or wilful misconduct of the Fronting Bank;

                  (v) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided that payment by the Fronting Bank shall not have constituted gross negligence or wilful misconduct of such Fronting Bank;

                  (vi) any other act or omission to act or delay of any kind of the Fronting Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.20(b), constitute a legal or equitable discharge of the

         Borrower's obligations hereunder, provided that such act or omission shall not have constituted gross negligence or wilful misconduct of such Fronting Bank.

                  (c) Disbursement Procedures. The Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Fronting Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Fronting Bank has made or will make an L/C Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Fronting Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

                  (d) Interim Interest. If the Fronting Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Fronting Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in subparagraph (a)(v) above, at the rate per annum that would apply to such amount if such amount were an ABR Loan.

                  (e) Liability of the Fronting Bank. Without limiting the generality of paragraph (b) above, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Fronting Bank, except as otherwise expressly provided in said paragraph
(b). However, nothing in this Agreement shall be construed to excuse the Fronting Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Fronting Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that the Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation in making any payment under any Letter of Credit and, except as otherwise expressly provided in said paragraph
(b), (i) the Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of such Fronting Bank.

                  (f) Resignation or Removal of a Fronting Bank. The Fronting Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Fronting Bank, the Administrative Agent and the Lenders, subject in each case to the appointment by the Borrower of a replacement Fronting Bank reasonably satisfactory to the Administrative Agent, provided that (i) The Chase Manhattan Bank shall not resign as the Fronting Bank hereunder for any reason other than compliance with applicable legal and regulatory requirements and (ii) no Fronting Bank may resign as to any Letter of Credit previously issued by it. Subject to the next succeeding sentences of this paragraph (f), upon the acceptance of any appointment as the Fronting Bank hereunder by a successor Fronting Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder to the extent of the commitment of the successor Fronting Bank to provide Letters of Credit. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees of such Fronting Bank pursuant to Section 2.05(b)(ii). The acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Fronting Bank shall have all the rights and obligations of its predecessor Fronting Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Fronting Bank" shall be deemed to refer to such successor or to such predecessor Fronting Bank, or to such successor and all predecessor and current Fronting Banks, as the context shall require. After the resignation or removal of a Fronting Bank hereunder, such retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                  (g) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day the Borrower receives notice from the Administrative Agent or Revolving Credit Lenders with combined Revolving Credit Commitments representing a majority of the aggregate Revolving Credit Commitments (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing a majority of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders an aggregate amount in cash equal to the Revolving L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent (provided that the Collateral Agent shall use reasonable efforts to make such investments), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (a) automatically be applied by the Administrative Agent to reimburse the Fronting Bank for L/C Disbursements that have not been reimbursed, (b) be held for the satisfaction of the reimbursement obligations of the Borrower for the Revolving L/C Exposure and (c) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  (h) Additional Fronting Banks. From time to time, the Borrower may by notice to the Administrative Agent designate additional Fronting Banks reasonably satisfactory to the Administrative Agent. Such additional Fronting Banks shall execute a counterpart of this Agreement upon approval of the Administrative Agent (which shall not be unreasonably withheld) and shall thereafter be Fronting Banks hereunder for all purposes and shall have the Revolving L/C Commitment noted under their signature and, if applicable, the Revolving L/C Commitment of any other Fronting Bank shall be reduced by the amount or amounts specified to the Administrative Agent and each affected Fronting Bank and delivered concurrently with any notice of designation of an additional Fronting Bank.

                  SECTION 2.21. Replacement of Lenders. If any Lender is subject to an order, judgment or decree of any Governmental Authority that purports to enjoin or restrain such Lender from making Loans hereunder, then the Borrower may, at its sole expense and effort and subject to Section 2.15, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, at par plus accrued interest and fees, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (including all of its Commitments and the Loans at the time owing to it and participations in Letters of Credit held by it and its obligations to acquire such participations) to a financial institution specified by the Borrower (which may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Fronting Bank and Swingline Lender), which consent shall not unreasonably be withheld or delayed, (ii) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority and (iii) the Borrower shall have paid to the assigning Lender all monies accrued and owing hereunder to it

(including pursuant to this Section 2.21).


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

                  Each of AAMM and the Borrower represents and warrants to each of the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of AAMM, the Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

                  SECTION 3.02. Authorization. The execution, delivery and performance by AAMM, the Borrower and each of the Subsidiaries of each of the Loan Documents to which it is a party, and, in the case of Acquisitionco, the Recapitalization Agreement, and the borrowings hereunder and the transactions forming a part of the Recapitalization (a) have been duly authorized by all corporate and stockholder action required to be obtained by AAMM, the Borrower, the Subsidiaries and Acquisitionco and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or By-laws of AAMM, the Borrower, any Subsidiary or Acquisitionco, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which AAMM, the Borrower, any Subsidiary or Acquisitionco is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by AAMM, the Borrower, any Subsidiary or Acquisitionco, other than the Liens created by the Loan Documents. Neither AAMM nor the Borrower has any knowledge that the execution, delivery and performance by GM of the Preferred Stock Purchase Agreement (as such term is defined in the Recapitalization Agreement) and each other agreement relating to the Recapitalization to which it is a party have not been duly authorized by all stockholder and corporate action required to be obtained by GM.

                  SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by AAMM and the Borrower and constitutes, and each other Loan Document when executed and delivered by AAMM, the Borrower and each other Loan Party that is party thereto will constitute, a legal, valid and binding obligation of AAMM, the Borrower and such Loan Party enforceable against AAMM, the Borrower and such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Recapitalization, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (b) recordation of the Mortgages, (c) such as have been made or obtained and are in full force and effect and (d) such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and consolidated statements of operations, cash flows and stockholders' equity (i) as of and for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996, audited by and accompanied by the opinion of Ernst & Young L.L.P., independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1997 (in the case of clause (ii), without footnotes), certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated subsidiaries (including AAMM) as of such dates and for such periods. None of the Borrower, its consolidated subsidiaries and AAMM has or shall have as of the Closing Date any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency hedging transaction, which is not reflected in the foregoing statements or the notes thereto, other than pursuant to the Loan Documents and except as specifically disclosed to the Administrative Agent prior to the date hereof in a written notice that refers to this Section 3.05. Such financial statements were prepared in accordance with GAAP.

                  SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the assets, business, operations, properties or financial condition of AAMM, the Borrower and the Subsidiaries, taken as a whole, since December 31, 1996.

                  SECTION 3.07. Title to Properties; Possession Under Leases.
(a) Each of AAMM, the Borrower and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, all its material properties and assets (including all Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

                  (b) Each of AAMM, the Borrower and each of the Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of AAMM, the Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, other than leases which, individually or in the aggregate, are not material to the Borrower and the Subsidiaries, taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

                  (c) Each of AAMM, the Borrower and each of the Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.07(c).

                  (d) Except as set forth on Schedule 3.07(d), as of the Escrow Funding Date, none of AAMM, the Borrower and the Subsidiaries has received any notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Escrow Funding Date.

                  (e) None of AAMM, the Borrower and the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Sections 6.02 or 6.05 or as set forth on
Schedule 3.07(e).

                  SECTION 3.08. Subsidiaries. (a) Schedule 3.08 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Borrower or by any Subsidiary.

                  (b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except under the Loan Documents and except for the Dauch Options.

                  SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.09, there are not any material actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting AAMM, the Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or, as of the Escrow Funding Date, the Recapitalization or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or materially adversely affect the Recapitalization.

                  (b) None of AAMM, the Borrower, the Subsidiaries and their respective material properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. Agreements. (a) None of AAMM, the Borrower and the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (b) None of AAMM, the Borrower and the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument (including the GM Agreements and the GM MOU) to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could reasonably be expected to result in a Material Adverse Effect. Immediately after giving effect to the Recapitalization, no Default or Event of Default shall have occurred and be continuing.

                  (c) As of the Closing Date, each of the GM Agreements (other than the Lifetime Program Contracts) and the GM MOU are in full force and effect in accordance with their terms.

                  SECTION 3.11. Federal Reserve Regulations. (a) None of AAMM, the Borrower and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebt edness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

                  SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of AAMM, the Borrower and the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

                  SECTION 3.14. Tax Returns. Each of AAMM, the Borrower and each of the Subsidiaries has timely filed or caused to be timely filed all Federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable by it and all assessments in excess of $2,000,000 in the aggregate received by it, except taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower has set aside on its books adequate reserves and taxes, assessments, charges, levies or claims in respect of property taxes for property that AAMM, the Borrower or a Subsidiary has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. Each of AAMM, the Borrower and each of the Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to all periods ending on or before the Closing Date, which taxes, if not paid or adequately provided for, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14, as of the Escrow Funding Date, with respect to each of AAMM, the Borrower and each of the Subsidiaries, (a) no material claims are being asserted in writing with respect to any taxes, (b) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (c) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority and (d) no currently pending issues have been raised in writing by the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority. For purposes hereof, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

                  SECTION 3.15. No Material Misstatements. (a) The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of AAMM, the Borrower or any of the Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum dated September 1997 relating to the Borrower (the "Information Memorandum") but excluding the financial projections referred to in Section 3.16(b)), when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Closing Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Recapitalization or of AAMM, the Borrower and the Subsidiaries taken as a whole.

                  (b) All financial projections concerning AAMM, the Borrower and the Subsidiaries that are or have been made available to the Administrative Agent or any Lender by AAMM, the Borrower or any Subsidiary have been or will be prepared in good faith based upon assumptions (including with respect to the pricing for the products to be sold by the Borrower to GM and the cost of productive materials therefor) believed by AAMM and the Borrower to be reasonable on the Closing Date.

                  SECTION 3.16. Employee Benefit Plans. Each of AAMM, the Borrower and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and the regulations and published interpretations thereunder and any similar applicable non-U.S. law except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which AAMM, the Borrower or any ERISA Affiliate was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the present value of all benefit liabilities under each Plan of AAMM, the Borrower and the ERISA Affiliates (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto for which a valuation is available, exceed by more than $10,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto for which valuations are available, exceed by more than $10,000,000 the value of the assets of all such underfunded Plans. None of AAMM, the Borrower and the ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect. None of AAMM, the Borrower and the ERISA Affiliates have received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                  SECTION 3.17. Environmental Matters. Except as set forth in
Schedule 3.17:

                  (a) There has not been a Release or threatened Release of Hazardous Materials at, on, under or around the properties currently or formerly owned, operated or leased by AAMM, the Borrower and the Subsidiaries (the "Properties") in amounts or concentrations which (i) constitute or constituted a violation of Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect;
         (ii) would reasonably be expected to give rise to an Environmental Claim that, in any such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect; or (iii) could reasonably be expected to impair materially the fair saleable value of any material Property;

                  (b) The Properties and all operations of AAMM, the Borrower and the Subsidiaries are in compliance, and in all prior periods have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, are not reasonably likely to result in a Material Adverse Effect;

                  (c) None of AAMM, the Borrower and the Subsidiaries has received any Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters AAMM, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in either such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect;

                  (d) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on, under or around any of the Properties in a manner that could reasonably give rise to liability under any Environmental Law, nor have any of AAMM, the Borrower and the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which, in each case, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect;

                  (e) No Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of Hazardous Materials into the environment has been recorded with respect to the Properties except for Liens permitted by Section 6.02.

                  For purposes of this Section 3.17, in determining whether any matter described or referred to in this Section 3.17 would be reasonably likely to result in a Material Adverse Effect, the fact that GM has indemnified AAMM, the Borrower or the Subsidiaries with respect thereto shall be taken into account.

                  SECTION 3.18. Capitalization of AAMM and the Borrower. The authorized Capital Stock, the par value thereof and the amount of such authorized Capital Stock issued and outstanding for each of AAMM and the Borrower is set forth on Schedule 3.18 as of the Closing Date (after giving effect to the Recapitalization). All outstanding shares of Capital Stock of the Borrower are fully paid and nonassessable and, on and after the Closing Date, will be owned beneficially and of record by AAMM and, on and after the Closing Date, will be free and clear of all Liens and encumbrances whatsoever other than the Liens created by the Loan Documents.

                  SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Pledged Stock is delivered to the Collateral Agent (or, as applicable in the case of Capital Stock of foreign Subsidiaries, the requisite filings or registrations are made), the Pledge Agreement will constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Pledged Stock, in each case prior and superior in right to any other person.

                  (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on the schedules to the Security Agreement, the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral and, to the extent contemplated therein and subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

                  (c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and, to the extent contemplated therein and subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, and when the Mortgages are filed in the offices specified on the schedules thereto and when financing statements in appropriate form are filed in the offices specified on the schedules thereto, each Mortgage will constitute an enforceable mortgage Lien on, and fully perfected security interest in, all right, title and interest of the Loan Parties in the Mortgaged Property subject thereto and, to the extent contemplated therein and subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

                  (d) The Intellectual Property Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Intellectual Property Security Agreement), and when financing statements in appropriate form are filed in the offices specified on Schedule 3.19 and the Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Intellectual Property Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, to the extent contemplated therein and subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof), other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

                  SECTION 3.20. Location of Real Property and Leased Premises.
(a) Schedule 3.20 lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof, other than individual properties that have an original cost of less than $200,000. As of the Closing Date, the Borrower and the Subsidiaries own in fee all the real property set forth as being owned by them on Schedule 3.20.

                  (b) Schedule 3.20 lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. As of the Closing Date, the Borrower and the Subsidiaries have valid leases in all the real property set forth as being leased by them on

Schedule 3.20.

                  SECTION 3.21. Solvency. (a) Immediately after the consummation of the Recapitalization and the other transactions to occur on the Closing Date and immediately following the making of each Loan made, and the issuance of each Letter of Credit issued, on the Closing Date and after giving effect to the application of the proceeds thereof, (i) the fair value of the assets of AAMM, the Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of AAMM, the Borrower and the Subsidiaries on a consolidated basis;
(ii) the present fair saleable value of the property of AAMM, the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of AAMM, the Borrower and the Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) AAMM, the Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) AAMM, the Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

                  (b) The Borrower does not intend to, and does not believe that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                  SECTION 3.22. Labor Matters. Except as set forth in Schedule 3.22, there are no strikes pending or threatened against AAMM, the Borrower or any Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of AAMM, the Borrower and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from AAMM, the Borrower or any Subsidiary or for which any claim may be made against AAMM, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of AAMM, the Borrower or such Subsidiary to the extent required by GAAP. The consummation of the Recapitalization will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which AAMM, the Borrower or any Subsidiary (or any predecessor) is a party or by which AAMM, the Borrower or any Subsidiary (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to AAMM, the Borrower and the Subsidiaries taken as a whole.

                  SECTION 3.23. Insurance. Schedule 3.23 sets forth a true, complete and correct description of all insurance maintained by or on behalf of AAMM, the Borrower or the Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid.


                  SECTION 3.24. AAMCM. AAMCM (a) has total assets not in excess of $100,000, (b) has no Indebtedness and (c) does not own or hold any Capital Stock of any person.

ARTICLE IV.  CONDITIONS OF LENDING

                  The obligations of (a) the Lenders (i) to make Loans and (ii) to advance their respective pro rata shares of the Delivered Funds and (b) the Fronting Bank to issue Letters of Credit hereunder (each, a "Credit Event") are subject to the satisfaction of the following conditions:

                  SECTION 4.01. All Credit Events. On the Escrow Funding Date, on the date of each Borrowing and on the date of each issuance or renewal of a Letter of Credit (other than a Borrowing in which Revolving Loans are refinanced with new Revolving Loans as contemplated by Section 2.02(f) without any increase in the aggregate principal amount of Revolving Loans outstanding and any extension or renewal of any Letter of Credit without any increase in the stated amount of such Letter of Credit):

                  (a) The Administrative Agent shall have received the Pre-Funding Request or, in the case of a Borrowing, a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the Fronting Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.20(a).

                  (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of the Escrow Funding or such Borrowing or issuance of such Letter of Credit, as the case may be, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) At the time of and immediately after the Escrow Funding or such Borrowing or issuance of such Letter of Credit, as the case may be, no Event of Default or Default shall have occurred and be continuing.

The Escrow Funding, each Borrowing and each issuance of a Letter of Credit (except those specified in the parenthetical contained in the introductory paragraph of this Section 4.01) shall be deemed to constitute a representation and warranty by the Borrower on the date of the Escrow Funding or such Borrowing or issuance, as the case may be, as to the matters specified in paragraphs (b) and (c) of this Section 4.01. The conditions set forth in this Section 4.01 shall not be required to be satisfied on the Closing Date.

                  SECTION 4.02. First Credit Event--The Escrow Funding. On the

Escrow Funding Date:

                  (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Fronting Bank, a favorable written opinion of (i) Simpson Thacher & Bartlett, special counsel for AAMM and the Borrower, substantially to the effect set forth in Exhibit K-1, (ii) Patrick Lancaster, general counsel for the Borrower, substantially to the effect set forth in Exhibit K-2, and (iii) Dykema, Gossett PLLC, special counsel for the Borrower, substantially to the effect set forth in Exhibit K-3, in each case (A) dated the Escrow Funding Date, (B) addressed to the Fronting Bank, the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Recapitalization as the Administrative Agent shall reasonably request, and each of AAMM and the Borrower hereby instructs its counsel to deliver such opinions.

                  (b) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Administrative Agent, to the Lenders and to the Fronting Bank.

                  (c) The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (A), (B) and (C) below: (A) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date from such Secretary of State; (B) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Escrow Funding Date and certifying (w) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (x) below, (x) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above, and (z) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (B) above; and (b) such other documents as the Administrative Agent, the Lenders and the

         Fronting Bank may reasonably request.

                  (d) The Administrative Agent shall have received a certificate of the Borrower, dated the Escrow Funding Date and signed by a Financial Officer of and on behalf of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (e) Each of the Guarantee Agreements and the Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect.

                  (f) (i) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding Capital Stock of the Borrower owned by AAMM and all the outstanding Capital Stock of each domestic Subsidiary, and 65% of the outstanding Capital Stock of each foreign Subsidiary (or, if less, all such Capital Stock) owned directly by the Borrower or any domestic Subsidiary, shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied in the case of certificated shares by stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent; and (ii) the Security Agreement and the Intellectual Property Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral described in such agreement (subject to any Lien expressly permitted by Section 6.02) shall have been delivered to the Collateral Agent.

                  (g) The Collateral Agent shall have received (i) the results of a search of the Uniform Commercial Code filings made with respect to the Loan Parties in the states in which the chief executive office of each such person is located and the other jurisdictions in which Uniform Commercial Code filings are to be made pursuant to the preceding paragraph, together with copies of the financing statements disclosed by such search and (ii) the results of equivalent searches made in each other jurisdiction requested by the Administrative Agent, in each case accompanied by evidence satisfactory to the

         Administrative Agent that the Liens indicated in any such financing statement (or similar document) or otherwise disclosed in such searches would be permitted under Section 6.02 or have been released.

                  (h) (i) Each of the Mortgages, substantially in the form of Exhibit G, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those expressly permitted under Section 6.02, (iii) a lender's title insurance policy, paid for by the Borrower, in form and substance acceptable to the Administrative Agent, insuring such Mortgage as a first lien on such Mortgaged Property (subject to any Lien expressly permitted by Section 6.02 or otherwise agreed to by the Administrative Agent) shall have been received by the Administrative Agent and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Administrative Agent, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those expressly permitted under Section 6.02 or otherwise agreed to by the Administrative Agent, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or this Agreement or as reasonably requested in writing by the Administrative Agent or the Lenders.

                  (i) The Administrative Agent shall have received copies of, or an insurance broker's or agent's certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which policies shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

                  (j) The Administrative Agent shall have received an environmental assessment report in form, scope and substance reasonably satisfactory to the Lenders, from Environmental Strategies Corporation, as to any environmental hazards, liabilities or Remedial Action to which AAMM, the Borrower or any of their respective subsidiaries may be subject.

                  (k) The GM Preferred Stock Purchase shall have been consummated simultaneously with the Escrow Funding in accordance in all material respects with applicable law, the GM Preferred Stock Purchase Agreement and all related documentation, in each case in the form previously approved by the Administrative Agent and otherwise on terms reasonably satisfactory to the Administrative Agent in all material respects; the conditions to Acquisitionco's obligations set forth in the Recapitalization Agreement shall have been satisfied (other than any conditions that, by their terms, cannot be satisfied on the Escrow Funding Date) without giving effect to any waiver or amendment in any manner adverse to the Lenders that was not approved by all the Lenders; the Administrative Agent shall be reasonably satisfied that the Recapitalization will occur at or before 5:00 p.m., New York City time, on the date that is two Business Days after the consummation of the GM Preferred Stock Purchase; and the Lenders shall be satisfied that the aggregate level of fees and expenses to be paid in connection with the Recapitalization and this Agreement and the transactions contemplated hereby shall not exceed $51,000,000.

                  (l) The Lenders shall be reasonably satisfied that the Borrower will be able to consummate the Permitted Lease Financing and that the definitive documentation with respect thereto will be executed on a timely basis consistent with the Borrower's projected capital expenditures for Manufacturing Equipment based on the information and projections and the financial model delivered to the Lenders prior to the date hereof.

                  (m) The GM Agreements and the GM MOU shall be in full force and effect in accordance with their respective terms, in each case in the form previously approved by the Administrative Agent, without giving effect to any waiver or amendment in any manner materially adverse to the Lenders.

                  (n) The Lenders shall be reasonably satisfied that, after giving effect to the Recapitalization, including the repayment of the Existing Indebtedness (i) AAMM, the Borrower and the Subsidiaries shall have outstanding no preferred stock and no Indebtedness other than Loans hereunder and Indebtedness otherwise permitted under Section 6.01, (ii) AAMM shall have no outstanding Capital Stock other than common stock owned by the Investors and the Continuing Shareholders and
         (iii) the Borrower shall have no outstanding Capital Stock other than the common stock owned by AAMM and the Dauch Options.

                  (o) The Administrative Agent shall have received a pro forma consolidated balance sheet of AAMM, together with a certificate of the Borrower, dated the Escrow Funding Date and signed by a Financial Officer of the Borrower, to the effect that such statement fairly presents the pro forma financial position of AAMM, the Borrower and the Subsidiaries after giving effect to the Recapitalization and the Credit Events to occur on the Closing Date as if such transactions occurred as of the last day of the most recent fiscal month ended before the Closing Date for which financial statements are available, and the Lenders shall be reasonably satisfied that such balance sheet and the Recapitalization and the financing arrangements contemplated hereby are consistent with the sources and uses of funds delivered to the Lenders prior to the date hereof and are not materially inconsistent with the information, projections and financial models delivered to the Lenders prior to the date hereof.

                  (p) The Lenders shall have received a solvency letter in form and substance satisfactory to the Administrative Agent from Murray,

         Devine & Co. as to the solvency of AAMM, the Borrower and the Subsidiaries on a consolidated basis, after giving effect to the Recapitalization and the consummation of the other transactions contemplated hereby.

                  SECTION 4.03. The Escrow Release. On the Closing Date:

                  (a) At or prior to 5:00 p.m., New York City time, the Recapitalization (other than the GM Preferred Stock Purchase) shall be consummated simultaneously with the Escrow Release in accordance with applicable law, the Recapitalization Agreement and all related documentation, in each case in the form in effect on the Escrow Funding Date, without any amendment adverse to the Lenders.

                  (b) The Recapitalization (other than the GM Preferred Stock Purchase) shall have been consummated on the date that is no more than three Business Days after the consummation of the GM Preferred Stock Purchase.

                  (c) No order, judgment or decree shall purport to enjoin or restrain (i) the consummation of the Recapitalization or (ii) any Lender from making Loans to the Borrower, provided that if fewer than all the Lenders are so enjoined or restrained, the Borrower shall have the opportunity to replace the Commitments of any such affected Lender pursuant to the terms and conditions of Section 2.21.

                  (d) There shall not have occurred and be continuing any event that would constitute an Event of Default under paragraph (i) or (j) of
         Article VII (in the case of paragraph (i) of Article VII, without regard to the requirement that the applicable petition or proceeding continue undismissed for 60 days).

                  (e) The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date and signed by a Financial Officer of and on behalf of the Borrower, confirming compliance with the condition precedent set forth in paragraph (d) above.

                  (f) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (g) Each of the Receivables Purchase Documentation and the Receivables Sale Agreement shall have been or simultaneously with the Escrow Release shall be executed and delivered by all parties thereto and shall be in full force and effect, and the initial purchase of participations in the receivables pool pursuant to the Receivables

         Purchase Documentation shall have occurred or simultaneously with the Escrow Release shall occur.


ARTICLE V.  AFFIRMATIVE COVENANTS

                  Each of AAMM and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of AAMM and the Borrower will, and will cause each of the Subsidiaries (other than the Receivables Subsidiary) to:

                  SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such corporations to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary in such liquidation or dissolution, provided that Subsidiaries that are Guarantors may not be liquidated into Subsidiaries that are not Guarantors and domestic Subsidiaries may not be liquidated into foreign Subsidiaries.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

                  SECTION 5.02. Insurance. (a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, and maintain such other insurance as may be required by law or any other Loan Document.

                  (b) Cause all such property and casualty insurance policies with respect to the Mortgaged Properties to be endorsed or otherwise amended to include a "standard" or "New York"



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                                                                              58

lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably (in light of a Default or a material development in respect of the insured Mortgaged Property) require from time to time to protect their interests; deliver original or certified copies of all such policies or a certificate of an insurance broker to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

                  (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

                  (d) With respect to each Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $1,000,000, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

                  (e) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by AAMM, the Borrower or any Subsidiary; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies, or insurance certificate with respect thereto.


                  (f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

                  (i) none of the Administrative Agent, the Lenders, the Fronting Bank and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Fronting Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each of AAMM and the Borrower hereby agree, to the extent permitted by law, to waive, and to cause each Subsidiary to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Fronting Bank and their agents and employees; and

                  (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of AAMM, the Borrower and the Subsidiaries or the protection of their properties.

                  SECTION 5.03. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and AAMM, the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto, (b) such tax, assessment, charge, levy or claim is in respect of property taxes for property that AAMM, the Borrower or one of the Subsidiaries has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or
(c) the amount of such taxes, assessments, charges, levies and claims and interest and penalties thereon does not exceed $2,000,000 in the aggregate.

                  SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:


                  (a) within 120 days after the end of fiscal 1997 and within 90 days after the end of each subsequent fiscal year, a consolidated balance sheet and related statements of operations, cash flows and stockholders' equity showing the financial condition of AAMM, the Borrower and the Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, all audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of AAMM, the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and stockholders' equity showing the financial condition of AAMM, the Borrower and the Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by one of its Financial Officers on behalf of the Borrower as fairly presenting the financial condition and results of operations of AAMM, the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnotes), subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer on behalf of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11, 6.12 and 6.13 (it being understood that the information required by this clause (ii) may be provided in a certificate of a Financial Officer on behalf of the Borrower instead of from such accounting firm);


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                                                                              60

                  (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by AAMM, the Borrower or any Subsidiary with the

         Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be;

                  (e) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement, the consolidated financial statements of AAMM, the Borrower and the Subsidiaries delivered pursuant to paragraph (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer on behalf of the Borrower reconciling such changes to what the financial statements would have been without such changes;

                  (f) within 90 days after the beginning of each fiscal year, a copy of an operating and capital expenditure budget for such fiscal year;

                  (g) promptly following the creation or acquisition of any Subsidiary, a certificate from a Responsible Officer, identifying such new Subsidiary and the ownership interest of the Borrower and the Subsidiaries therein;

                  (h) simultaneously with the delivery of any financial statements pursuant to paragraph (a) or (b) above, a balance sheet and related statements of operations, cash flows and stockholder's equity for each unconsolidated Subsidiary for the applicable period;

                  (i) promptly, a copy of all reports submitted in connection with any material interim or special audit made by independent accountants of the books of AAMM, the Borrower or any Subsidiary; and

                  (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of AAMM, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent or any Lender, acting through the Administrative Agent, may reasonably request.

                  SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the delivery of any notice by GM to AAMM, the Borrower or any Subsidiary pursuant to the terms of any GM Agreement (i) to the effect that GM intends to exercise any right GM may have under such agreement not to renew such agreement with respect to any product supplied by the Borrower or any Subsidiary to GM thereunder, (ii) to the effect that any product supplied by the Borrower or any Subsidiary to GM thereunder is not competitive in terms of technology, design or quality with similar products available to GM from other suppliers or
         (iii) with respect to any other event or circumstance that could reasonably be expected to result in a Material Adverse Effect;

                  (c) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by


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                                                                              61

         or before any Governmental Authority, against AAMM, the Borrower or any Subsidiary in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                  (d) any other development specific to AAMM, the Borrower or any Subsidiary that is not a matter of general public knowledge and that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and any applicable similar non-U.S. law and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of AAMM, the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of any such notice given to the PBGC and (iv) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by AAMM, the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by AAMM, the Borrower or any ERISA Affiliate concerning
(A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, provided that in the case of each of clauses (i) through (iv) above, notice to the Administrative Agent shall only be required if such event or condition, together with all other events or conditions referred to in clauses (i) through (iv) above, could reasonably be expected to result in liability of AAMM, the Borrower or any Subsidiary in an aggregate amount exceeding $10,000,000.

                  SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of AAMM, the Borrower or any Subsidiary at reasonable times, upon reasonable prior notice to AAMM or the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or any Lender upon reasonable prior notice to AAMM or the Borrower to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

                  SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

                  SECTION 5.09. Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its Properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.


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                                                                              62

                  SECTION 5.10. Preparation of Environmental Reports. If a default caused by reason of a breach of Section 3.18 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 90 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any Remedial Action required under any applicable Environmental Law in connection with such Properties.

                  SECTION 5.11. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or which the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 6.02) of the security interests created or intended to be created by the Security Documents. In addition, from time to time, AAMM, the Borrower and the Subsidiaries will, at their cost and expense, on or promptly (but in any event within 10 Business Days) following the date of acquisition by the Borrower or any Subsidiary of any new subsidiary (subject to the receipt of any required consents from Governmental Authorities) promptly secure the Obligations by causing the following to occur: (i) promptly upon creating or acquiring any additional subsidiary, the Capital Stock of such subsidiary will (unless such subsidiary is a subsidiary of a foreign Subsidiary) be pledged pursuant to the Pledge Agreement, provided that no more than 65% of the Capital Stock of any foreign subsidiary shall be required to be pledged pursuant to this Section 5.11, and (ii) such subsidiary will (unless such subsidiary is a foreign subsidiary or less than 90% of the Capital Stock of such subsidiary is owned by the Borrower and the Subsidiaries) (A) become a party to the Security Agreement, the Intellectual Property Security Agreement and the Pledge Agreement (if such subsidiary owns Capital Stock of any subsidiary) as contemplated under each such agreement, (B) enter into the Subsidiary Guarantee agreement (or become a party thereto if the Subsidiary Guaranty Agreement shall be in effect at such time) and, together with the Borrower, the Indemnity, Subrogation and Contribution Agreement (or become a party thereto if the Indemnity, Subrogation and Contribution Agreement shall be in effect at such time) and (C) if such subsidiary owns any real property located in the United States having a value at the time of acquisition of such subsidiary in excess of $2,500,000, enter into and deliver to the Collateral Agent a Mortgage in respect of such property. All such security interests and Liens will be created under the Security Documents and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and AAMM, the Borrower and the Subsidiaries shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 5.11. AAMM and the Borrower agree to provide, and to cause each Subsidiary to provide, such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. The Borrower will not be required to (i) cause any Subsidiary in which it has made an investment pursuant to Section 6.04(k) to comply with the provisions of this Section 5.11 or (ii) pledge its equity interest in any Other Investments or Subsidiary in which it has made an investment pursuant to Section 6.04(k) if the creation of such pledge would violate a contractual obligation applicable to the Borrower or any Subsidiary of which the Borrower has been unable to obtain a waiver despite its use of reasonable efforts to do so.

                  SECTION 5.12. Fiscal Year; Accounting. In the case of each of AAMM, the Borrower and each of the Subsidiaries, cause its respective fiscal year to end on December 31.

                  SECTION 5.13. Dividends. In the case of the Borrower, permit its Subsidiaries to pay dividends and cause such dividends to be paid to the extent required to pay the monetary Obligations, subject to restrictions permitted by Section 6.09(e) and to prohibitions imposed by applicable requirements of law.



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                                                                              63

                  SECTION 5.14. Interest Rate Protection Agreements. In the case of the Borrower, as promptly as practicable and in any event within 60 days after the Closing Date, enter into, and thereafter maintain in effect for a period of at least three years following the Closing Date, one or more Interest Rate Protection Agreements with any of the Lenders or other financial institutions reasonably satisfactory to the Administrative Agent, the effect of which shall be to limit at all times the interest payable in connection with Indebtedness having an aggregate outstanding principal amount not less than an amount equal to 30% of the aggregate principal amount of Term Borrowings to a maximum rate and on terms and conditions reasonably acceptable, taking into account current market conditions, to the Administrative Agent (it being agreed that the terms and conditions of the Existing Hedging Agreement are acceptable to the Administrative Agent), and deliver evidence of the execution and delivery thereof to the Administrative Agent.

                  SECTION 5.15. Surveys. Within 60 days after the Closing Date, furnish the Collateral Agent with (a) an as-built survey of each Mortgaged Property, in form and substance satisfactory to the Collateral Agent and (b) endorsements to the title policies required by Section 4.02(h), providing access, survey, comprehensive (Restrictions, Encroachments and Minerals), tax lot and contiguity coverage.

                  SECTION 5.16. Dissolution of AAMCM. As promptly as practicable and in any event within 60 days after the Closing Date, dissolve AAMCM and distribute its assets, if any, to AAMM or the Borrower. AAMM and the Borrower shall and shall cause AAMCM to do all things necessary to ensure that the representation set forth in Section 3.24 will remain true at all times prior to such dissolution and distribution.


ARTICLE VI.  NEGATIVE COVENANTS

                  Each of AAMM and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither AAMM nor the Borrower will, and neither will cause or permit any of the Subsidiaries (other than the Receivables Subsidiary, except in the case of Section 6.08(c)) to:

                  SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended, provided that such extending, renewal or replacement Indebtedness shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced or (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced (plus unpaid accrued interest and premium thereon);

                  (b) Indebtedness created hereunder and under the other Loan Documents;

                  (c) in the case of the Guarantors, the Guarantees under the Guarantee Agreements;

                  (d) Indebtedness of the Borrower and the Subsidiaries pursuant to Interest Rate Protection Agreements entered into in order to fix the effective rate of interest on the Loans and other Indebtedness, provided that such transactions shall be entered into to hedge actual interest rate exposures and not for the purpose of speculation;

                  (e) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

                  (f) (i) Indebtedness of the Borrower or any Wholly Owned Subsidiary that is a Guarantor to any Subsidiary or to the Borrower;
         (ii) Indebtedness of the Borrower or any Wholly Owned Subsidiary that is not a Guarantor to any Subsidiary that is not a Guarantor; and (iii) Indebtedness of any Subsidiary to the Borrower or any Subsidiary arising from an investment made pursuant to Section 6.04;

                  (g) Indebtedness of the Borrower or a Subsidiary which represents the assumption by the Borrower or such Subsidiary of Indebtedness of a Subsidiary in connection with the permitted merger of such Subsidiary with or into the assuming person or the purchase of all or substantially all the assets of such Subsidiary;

                  (h) Indebtedness of the Borrower or the Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

                  (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

                  (j) Indebtedness of a Subsidiary acquired after the date hereof and Indebtedness of a corporation merged or consolidated with or into the Borrower or a Subsidiary after the date hereof, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or conversion into a Subsidiary and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement, provided that the aggregate principal amount of Indebtedness under this paragraph (j) shall not at any time exceed $15,000,000 for the Borrower and all Subsidiaries;

                  (k) Capital Lease Obligations, Mortgage financings and purchase money Indebtedness incurred by the Borrower or any Subsidiary prior to or within 270 days after a Capital Expenditure permitted under
         Section 6.10 in order to finance such Capital Expenditure, and extensions, renewals and refinancings thereof in an aggregate principal amount outstanding at any time not in excess of $25,000,000, provided that any such refinancing Indebtedness shall not be (i) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced or (ii) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced;

                  (l) Capital Lease Obligations incurred by the Borrower or any Subsidiary in respect of any Sale and Leaseback Transaction that is permitted under Section 6.03;

                  (m) Indebtedness in respect of the Existing Lease;

                  (n) Indebtedness of the Borrower or any Subsidiary supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

                  (o) Indebtedness incurred pursuant to any Permitted Receivables Financing, Permitted Lease Financing or Additional Lease

         Financing;

                  (p) other Indebtedness of the Borrower and the domestic Subsidiaries, provided that at no time shall the sum of (i) the aggregate principal amount of Indebtedness incurred pursuant to this paragraph (p) plus (ii) the aggregate Remaining Present Value of leases entered into pursuant to Section 6.03(b) exceed $25,000,000;

                  (q) other Indebtedness of foreign Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $5,000,000; and

                  (r) all premium (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (a) through (q) above.

                  SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, or sell or transfer any account receivable or any right in respect thereof, except:

                  (a) Liens on property or assets of the Borrower and the Subsidiaries existing on the date hereof and set forth in Schedule 6.02, provided that such Liens shall secure only those obligations which they secure on the date hereof (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of AAMM, the Borrower or any Subsidiary (other than pursuant to existing after acquired property clauses);

                  (b) any Lien created under the Loan Documents or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

                  (c) any Lien existing on any property or asset of the Borrower or any Subsidiary prior to the acquisition thereof by the Borrower or any Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or asset of the Borrower or any Subsidiary;

                  (d) any Lien on any property or asset of a Subsidiary securing Indebtedness permitted by Section 6.01(j), provided that such Lien does not apply to any other property or assets of AAMM, the Borrower or any Subsidiary not securing such Indebtedness at the date of acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and permitted hereunder which contains a requirement for the pledging of after acquired property);

                  (e) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $2,000,000 in the aggregate, or which are being contested in compliance with Section
         5.03 or for property taxes on property that AAMM, the Borrower or one of the Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

                  (f) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, AAMM, the Borrower or the relevant Subsidiary shall have set aside on its books reserves in accordance with GAAP;

                  (g) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

                  (h) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

                  (i) zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of AAMM, the Borrower or any of the Subsidiaries;

                  (j) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements), provided that (i) such security interests secure Indebtedness or Sale and Lease-Back Transactions permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such real property, improvements or equipment at the time of such acquisition (or construction), including transaction costs incurred by the Borrower or any Subsidiary in connection with such acquisition (or construction),
         (iv) such expenditures are permitted by this Agreement and (v) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary (other than to accessions to such real property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

                  (k) Liens arising out of capitalized or operating lease transactions permitted under Section 6.03 (including Liens arising out of any Permitted Lease Financing or Additional Lease Financing) and Liens arising out of the Existing Lease, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

                  (l) Liens consisting of interests of lessors under capital or operating leases permitted by Section 6.01;

                  (m) Liens securing judgments for the payment of money in an aggregate amount not in excess of $10,000,000 (except to the extent covered by insurance), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

                  (n) any leases or subleases to other persons of properties or assets owned or leased by the Borrower or a Subsidiary;

                  (o) any Lien arising by operation of law pursuant to Section 107(1) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9607(1), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with the standard set forth in Section 5.03(a), or on property that the Borrower or a Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property, provided that the liability of the Borrower and the Subsidiaries with respect to the matter giving rise to all such Liens shall not, in the reasonable estimate of the Borrower (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $10,000,000;

                  (p) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) pertaining to pooled deposit and/or sweep accounts of the Borrower and/or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries;

                  (q) Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

                  (r) other Liens with respect to property or assets not constituting collateral for the Obligations with an aggregate fair market value (valued at the time of creation thereof) of not more than $25,000,000 at any time;

                  (s) (i) Liens on or the sale of accounts receivable and related assets pursuant to any Permitted Receivables Financing and (ii) the sale of accounts receivable (other than any accounts receivable for which GM or any subsidiary of GM is the obligor) in connection with collection in the ordinary course of business;

                  (t) Liens disclosed by the title insurance policies delivered pursuant to Sections 4.02 and 5.11;

                  (u) construction liens arising in the ordinary course of business, including liens for work performed for which payment has not been made, securing obligations that are not due and payable or are being contested in good faith by appropriate proceedings and in respect of which, if applicable, AAMM, the Borrower or the relevant Subsidiary shall have set aside on its books reserves in accordance with GAAP;

                  (v) the replacement, extension or renewal of any Lien permitted by clause (c), (d), (j) or (t) above; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; and provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement.

                  Notwithstanding the foregoing, in no event will AAMM, the Borrower or any Subsidiary create, incur, assume or permit to exist any Lien on the New York Real Property other than Liens referred to in paragraphs (a), (c),
(d), (e), (f), (i), (j), (l), (m), (o), (u) and (v) of this Section 6.02.

                  SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"), other than (a) any Sale and Lease-Back Transaction entered into in connection with a Permitted Lease Financing or an Additional Lease Financing, provided that the proceeds of any such Permitted Lease Financing or Additional Lease Financing shall be deemed subject to Section 2.12(e) unless such proceeds constitute Net Proceeds and (b) other Sale and Lease-Back Transactions, provided that at no time will the sum of (i) the aggregate Remaining Present Value of all leases entered into pursuant to this clause (b) plus (ii) the aggregate principal amount of Indebtedness outstanding at such time that was incurred pursuant to Section 6.01(p), exceed $25,000,000.

                  SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) investments (i) existing on the date hereof in the capital stock of the Subsidiaries; (ii) by AAMM in the capital stock of the Borrower; (iii) by the Borrower or any Subsidiary in any Wholly Owned Subsidiary that is a Guarantor (so long as such Guarantor shall remain a Wholly Owned Subsidiary after giving effect to such investment); (iv) by any Wholly Owned Subsidiary in any Wholly Owned Subsidiary that is a Guarantor; (v) by any Subsidiary that is not a Guarantor in any Wholly Owned Subsidiary that is not a Guarantor (so long as such Subsidiary shall remain a Wholly Owned Subsidiary after giving effect to such investment); or (vi) by the Borrower or the Subsidiaries in the Receivables Subsidiary pursuant to any Permitted Receivables Financing;

                  (b) Permitted Investments and investments that were Permitted Investments when made;

                  (c) investments arising out of the receipt by the Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05 provided that such consideration (if the stated amount or value thereof is in excess of $2,000,000) is pledged upon receipt pursuant to the Pledge Agreement to the extent required thereby;

                  (d) intercompany loans permitted to be incurred as Indebtedness under Section 6.01;

                  (e) (i) loans and advances to employees of AAMM, the Borrower or the Subsidiaries not to exceed $20,000,000 in the aggregate at any time outstanding and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

                  (f) (i) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (ii) prepayments and other credits to suppliers made in the ordinary course of business;


                  (g) Interest Rate Protection Agreements permitted pursuant to
         Section 6.01(d);

                  (h) investments, other than investments listed in paragraphs
         (a) through (g) of this Section, existing on the Closing Date and set forth on Schedule 6.04;

                  (i) investments resulting from pledges and deposits referred to in Section 6.02(g) or (h);

                  (j) investments constituting Permitted Business Acquisitions not to exceed $50,000,000 (net of any return representing return on capital in respect of any such investment and valued at the time of the making thereof) in the aggregate and investments constituting Permitted Business Acquisitions and made with funds that if not so spent would constitute Net Proceeds under clause (a) of the definition thereof;

                  (k) other investments in an aggregate amount not to exceed $15,000,000 plus 25% of Excess Cash Flow since the Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year) (net of any return representing return on capital in respect of any such investment and valued at the time of the making thereof);

                  (l) investments in Permitted Business Acquisitions or other investments to the extent made with proceeds of the issuance of Capital Stock of AAMM (to the extent not previously used to prepay Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year) issued after the Closing Date if such proceeds have been contributed to the Borrower; and

                  (m) investments in foreign Subsidiaries at least 90% of the stock of which is owned directly by the Borrower or a domestic Wholly Owned Subsidiary in an aggregate amount not to exceed $100,000,000 (net of any return representing return on capital in respect of any such investment and valued at the time of the making thereof), provided that
         (i) at least 80% of such investments are used by such foreign Subsidiaries to make Capital Expenditures pursuant to Section 6.10 and
         (ii) any portion of such investments not used for Capital Expenditures will be used to pay other costs and expenses related to such Capital Expenditures, in each case within a reasonable period of time after the respective dates such investments are made .

                  SECTION 6.05. Mergers, Consolidations, Sales of Assets and

Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), or any Capital Stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

                  (a) the purchase and sale of inventory in the ordinary course of business by the Borrower or any Subsidiary or the acquisition of any asset of any person in the ordinary course of business;

                  (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) the merger of any Subsidiary into the Borrower in a transaction in which the Borrower is the surviving corporation and (ii) the merger or consolidation of any Subsidiary into or with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary (which shall be a domestic Subsidiary if the non-surviving person shall be a domestic Subsidiary) and, (A) in the case of each of clauses (i) and (ii), no person other than the Borrower or a Wholly Owned Subsidiary receives any consideration and
         (B) in the case of clause (ii), if any non-surviving person was a Guarantor the surviving person must be a Guarantor;

                  (c) Sale and Lease-Back Transactions permitted by Section 6.03 (including sales of Manufacturing Equipment or other equipment to Lessors in connection with Permitted Lease Financings or Additional Lease Financings);

                  (d) investments permitted by Section 6.04;

                  (e) subject to Section 6.07, sales, leases or transfers (i) from the Borrower or any Subsidiary to the Borrower or to a domestic Wholly Owned Subsidiary or (ii) from any foreign Subsidiary to any foreign Wholly Owned Subsidiary or to the Borrower;

                  (f) sales, leases or other dispositions of equipment or real property of the Borrower or the Subsidiaries determined by the Board of Directors or senior management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or the Subsidiaries, provided that the Net Proceeds thereof shall be applied in accordance with Section 2.12(c);

                  (g) sales, leases or other dispositions of inventory of the Borrower and the Subsidiaries not made in the ordinary course of business determined by the Board of Directors or senior management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower and the Subsidiaries, provided that the Net Proceeds thereof shall be applied in accordance with Section 2.12(c);

                  (h) sales and other dispositions by the Borrower and the Subsidiaries of accounts receivable and related assets to the Receivables Subsidiary pursuant to any Permitted Receivables Financing;

                  (i) the sale of any Capital Stock of any Subsidiary in which less than 90% of the Capital Stock is owned by the Borrower or a domestic Wholly Owned Subsidiary and that was acquired pursuant to
         Section 6.04(k) or (l);

                  (j) AAMM and the Borrower may effect the IPO Merger and the initial public offering of common stock by the surviving corporation in the IPO Merger, so long as the IPO Merger and the release of the pledge to the Collateral Agent of the common stock of the Borrower held by AAMM immediately prior to the IPO Merger shall have received the prior written approval of the Required Lenders;

                  (k) sales, leases or other dispositions of property having a net book value not in excess of $20,000,000 in any fiscal year, provided that the Net Proceeds thereof are applied in accordance with
         Section 2.12(c) or are used within one year of the date of receipt thereof to purchase assets useful in the business of the Borrower and the Subsidiaries, and provided further that no sale may be made of the Capital Stock of any Subsidiary except in connection with the sale of all its outstanding Capital Stock that is held by the Borrower and any other Subsidiary; and

                  (l) the Recapitalization.

                  SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock (other than dividends and distributions on the common stock of AAMM payable solely by the issuance of additional shares of common stock of AAMM) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its Capital Stock or set aside any amount for any such purpose; provided, however, that:

                  (a) any Subsidiary may declare and pay dividends to, repurchase its Capital Stock from or make other distributions to the Borrower or to any Wholly Owned Subsidiary (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary and to each other owner of Capital Stock of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);

                  (b) AAMM and the Borrower may effect the Recapitalization;

                  (c) the Borrower may declare and pay dividends or make other distributions to AAMM in respect of overhead, tax liabilities, legal,

         accounting and other professional fees and expenses and other fees and expenses in connection with the maintenance of its existence and its ownership of the Borrower; and

                  (d) the Borrower may purchase or redeem, or declare and pay dividends or make other distributions to AAMM the proceeds of which are to be used to purchase or redeem, shares of Capital Stock of AAMM (including related stock appreciation rights or similar securities) held by present or former officers or employees of AAMM, the Borrower or any

         Subsidiary or by any Plan upon such person's death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued, provided that the aggregate amount of such purchases or redemption (or dividends or distributions to AAMM) under this paragraph (d) shall not exceed in any calendar year $7,500,000 (plus the amount of net proceeds received by AAMM or the Borrower during such calendar year from Employee Equity Sales) which, if not used in any year may be carried forward to any subsequent calendar year; provided, however, that the aggregate amount of such purchases or redemptions (or dividends or distributions to AAMM) that may be made pursuant to this paragraph (d) shall not exceed $20,000,000 (plus the amount of net proceeds received by AAMM or the Borrower after the date of this Agreement from Employee Equity Sales).

                  SECTION 6.07. Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of AAMM, unless such transaction forms a part of the Recapitalization or is (i) otherwise permitted under this Agreement (including pursuant to any Permitted Receivables Financing, Permitted Lease Financing or Additional Lease Financing) and (ii) upon terms no less favorable to AAMM, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a person which was not an Affiliate, provided that the foregoing restriction shall not apply to (A) the payment to the Fund or any of its Affiliates or the Fund Affiliates of the monitoring and management fees referred to in paragraph (c) below or fees payable on the Closing Date or (B) the indemnification of directors of AAMM, the Borrower and the Subsidiaries in accordance with customary practice.

                  (b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement, (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of AAMM, (ii) loans or advances to employees of AAMM, the Borrower or any Subsidiary in accordance with

Section 6.04(e), (iii) transactions among AAMM, the Borrower and Wholly Owned Subsidiaries and transactions among Wholly Owned Subsidiaries otherwise permitted by this Agreement, (iv) the payment of fees and indemnities to directors, officers and employees of the Borrower and the Subsidiaries in the ordinary course of business, (v) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 6.07, (vi) any employment agreements entered into by any of the Borrower or any of the Subsidiaries in the ordinary course of business, (vii) dividends and repurchases permitted under Section 6.06, and (viii) any purchase by the Investors or the Continuing Shareholders of Capital Stock of AAMM or any purchase by AAMM or by Dauch (pursuant to the exercise of the Dauch Options) of Capital Stock of the Borrower or any contribution by AAMM to the equity capital of the Borrower, provided that any Capital Stock of the Borrower purchased by AAMM shall be pledged to the Collateral Agent on behalf of the Lenders pursuant to the Pledge Agreement.

                  (c) Make any payment of or on account of monitoring or management fees payable to the Fund or its Affiliates or the Fund Affiliates in an aggregate amount in any fiscal year in excess of the greater of (i) $2,000,000 or (ii) an amount equal to 1.0% of EBITDA for the prior fiscal year.

                  SECTION 6.08. Business of AAMM, the Borrower and the Subsidiaries. Engage at any time in any business or business activity other than
(a) in the case of the Borrower and the Subsidiaries (other than the Receivables Subsidiary), any business or business activity conducted by it on the date hereof and any business or business activities incidental or related thereto,
(b) in the case of AAMM, (i) the ownership of all the capital stock of the Borrower, together with activities directly related thereto, (ii) performance of its obligations under and in connection with the Loan Documents and under the Recapitalization Agreement, the Stockholders Agreement executed in connection with the Recapitalization Agreement and other agreements contemplated thereby,
(iii) actions incidental to the consummation of the Recapitalization and (iv) actions required by law to maintain its status as a corporation and (c) in the case of the Receivables Subsidiary, the purchase and sale of receivables and related assets (or participation interests therein) pursuant to any Permitted Receivables Financing, together with activities related thereto.

                  SECTION 6.09. Permitted Lease Financings, Additional Lease Financings, Permitted Receivables Financings and Other Material Agreements. (a) Amend or modify, or grant any waiver or release under, any Existing Lease in any manner materially adverse to the Lenders or under any leases or other agreements or documents entered into in connection with any Permitted Lease Financing or any Additional Lease Financing in any manner (i) that would cause the terms of such lease or other agreement to not be in compliance with Schedule C or (ii) materially adverse to the Lenders.


                  (b) Amend or modify, or grant any waiver or release under, any GM Agreement or the GM MOU if such amendment, modification, waiver or release would reasonably be expected (A) to reduce EBITDA for the first four fiscal-quarter period of the Borrower commencing on or after the date of such amendment, modification, waiver or release by an amount equal to or greater than 25% of EBITDA for the last four-fiscal-quarter period of the Borrower ended on or prior to such date or (B) to be materially adverse to the Lenders.

                  (c) Amend or modify, or grant any waiver or release under, the Receivables Sale Agreement or the Receivables Purchase Documentation or any other agreements or documents entered into in connection with any Permitted Receivables Financing in any manner materially adverse to the Lenders.

                  (d) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such action shall be adverse to the Lenders), the certificate of incorporation or By-laws in any material respect of AAMM, the Borrower or any Subsidiary or the Recapitalization Agreement.

                  (e) Permit any Subsidiary (other than the Receivables Subsidiary) to enter into any agreement or instrument which by its terms restricts the payment of dividends or the making of cash advances by such Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary other than those arising under any Loan Document.

                  SECTION 6.10. Capital Expenditures. Permit AAMM to make any Capital Expenditure or to consummate any Lease Financing, permit the Borrower or any Subsidiary to consummate any Lease Financing other than the Permitted Lease Financing, any Additional Lease Financing and any Lease Financing permitted by
Section 6.03(b) or permit the aggregate amount of Capital Expenditures, the Lease Present Values of Additional Lease Financings and the Lease Present Values of Permitted Lease Financings made or entered into, as applicable, by the Borrower and the Subsidiaries in any fiscal year to exceed the sum of (a) the amount set forth opposite such fiscal year below plus (b) 25% of Excess Cash Flow for the prior fiscal year (to the extent not previously used to prepay Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year) (it being understood that, to the extent the Borrower or any Subsidiary makes a Capital Expenditure after the date of this Agreement in respect of Manufacturing Equipment or other equipment and subsequently finances such equipment pursuant to a Permitted Lease Financing or Additional Lease Financing, whether in the same or in a different fiscal year, the Lease Present Value of any such Lease Financing that relates to such equipment shall be reduced (but not below zero) by the amount of such prior Capital Expenditure in respect of such equipment for purposes of determining compliance with this Section 6.10 during the fiscal year in which such subsequent financing is effected); provided, however, that the Borrower may in any fiscal year, upon written notice to the Administrative Agent, increase the amount of Capital Expenditures permitted to be made pursuant to this Section
6.10 by an amount equal to the total unused amount of Capital Expenditures permitted to be made pursuant to this Section 6.10 for the immediately preceding fiscal year (minus the amount of any unused Capital Expenditures permitted to be made pursuant to this

Section 6.10 that were carried forward to such preceding fiscal year pursuant to this proviso). For purposes of this Section 6.10 only, the amount of Capital Expenditures made by the Borrower and the Subsidiaries in any fiscal year will be deemed not to include the purchase price actually paid by the Borrower or any Subsidiary during such fiscal year for any Manufacturing Equipment or other equipment acquired by the Borrower or the Subsidiaries pursuant to the exercise of any purchase option under any lease entered into pursuant to any Permitted Lease Financing or any Additional Lease Financing (but not under any Existing Lease).




                 Year         Amount
                 1997         $488,000,000
                 1998         $200,000,000
                 1999         $250,000,000
                 2000         $150,000,000
                 2001         $100,000,000
                 2002         $100,000,000
                 2003         $100,000,000
                 2004         $100,000,000
                 2005         $100,000,000
                 2006         $100,000,000


                 SECTION 6.11. Interest Coverage Ratio. Permit the ratio (the "Interest Coverage Ratio") as of the last day of any fiscal quarter, which last day occurs in any period set forth below, for the four quarter period ended as of such day of (a) EBITDA of AAMM, the Borrower and the Subsidiaries to (b) Cash Interest Expense to be less than the ratio set forth below for such period, provided that for purposes of this Section 6.11 Cash Interest Expense for the four quarter period ending on (i) March 31, 1998, shall be deemed to be Cash Interest Expense for the fiscal quarter ending on such date, multiplied by four,
(ii) June 30, 1998, shall be deemed to be Cash Interest Expense for the two fiscal quarter period ending on June 30, 1998, multiplied by two and (iii) September 30, 1998, shall be deemed to be Cash Interest Expense for the three fiscal quarter period ending on September 30, 1998, multiplied by 4/3:


        Period:                                       Ratio:

March 31, 1998 to June 30, 1998                        2.25
July 1, 1998 to September 30, 1998                     2.50
October 1, 1998 to March 31, 1999                      2.75
April 1, 1999 to June 30, 1999                         3.00
July 1, 1999 to September 30, 1999                     3.25
October 1, 1999 to March 31, 2000                      3.50
April 1, 2000 to September 30, 2000                    3.75
October 1, 2000 to June 30, 2001                       4.00
July 1, 2001 to December 31, 2001                      4.25
January 1, 2002 to June 30, 2002                       4.50
July 1, 2002 and thereafter                            5.00

                  SECTION 6.12. Net Leverage Ratio. Permit the Net Leverage Ratio as of the last day of any fiscal quarter, which last day occurs in any period set forth below, to be in excess of the ratio set forth below for such period:

        Period:                                       Ratio:

March 31, 1998 to June 30, 1998                        4.00
July 1, 1998 to December 31, 1998                      3.75
January 1, 1999 to March 31, 1999                      3.50
April 1, 1999 to June 30, 1999                         3.25
July 1, 1999 to September 30, 1999                     3.00
October 1, 1999 to June 30, 2000                       2.50
July 1, 2000 to September 30, 2000                     2.25
October 1, 2000 to March 31, 2001                      2.00
April 1, 2001 to September 30, 2001                    1.75
October 1, 2001 to March 31, 2002                      1.50
April 1, 2002 and thereafter                           1.00


                  SECTION 6.13. Minimum Retained Cash Earnings. Permit Retained Cash Earnings as of the last day of any fiscal quarter, which last day occurs in any period set forth below, to be less than the amount set forth below for such period:


From and including Closing            To and including last day of         Amount:
Date or first day of first quarter    fiscal year:
of fiscal year:

Closing                               1997                                 $165,000,000
1998                                  1998                                 $165,000,000
1999                                  1999                                 $180,000,000
2000                                  2000                                 $200,000,000
2001                                  2001                                 $250,000,000
2002                                  2002                                 $300,000,000
2003                                  2003                                 $350,000,000
2004                                  2004                                 $400,000,000
2005                                  2005                                 $425,000,000
2006                                  2006                                 $450,000,000


ARTICLE VII.  EVENTS OF DEFAULT

                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made by AAMM, the Borrower or any Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by AAMM, the Borrower or any other Loan Party;

                  (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or on any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                  (d) default shall be made in the due observance or performance by AAMM, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a) or 5.08 or in Article VI;

                  (e) default shall be made in the due observance or performance by AAMM, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

                  (f) (i) AAMM or the Borrower shall fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness (other than any Indebtedness under any Loan Document) having an aggregate principal or notional amount in excess of $10,000,000 if the effect of any such failure is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity, or AAMM or the Borrower shall fail to pay any principal in respect of any such Indebtedness at the stated maturity thereof or (ii) any default or other event (other than expiration at the end of the scheduled term thereof or in connection with a refinancing thereof that is a Permitted Receivables Financing) shall have occurred under the Receivables Sale Agreement, the Receivables Purchase Documentation or any other document governing any Permitted Receivables Financing if the effect of such default or other event is to cause, or to permit the Receivables Subsidiary to cause, the termination of purchases of Receivables by the Receivables Subsidiary from the Borrower;

                  (g) the Borrower or any Subsidiary shall (i) fail to pay (A) any amount other than scheduled or basic rent without disputing the payment of such amount in good faith or (B) any scheduled or basic rent due in respect of any lease having a Remaining Present Value in excess of $10,000,000, after the expiration of any grace period for such payments or the date ten days after such payment was due, if sooner, or
         (ii) fail to pay any amount other than amounts covered by clause (i) above or to observe or perform any other term, covenant, condition or agreement contained in any such lease if the effect of any failure referred to this clause (ii) with respect to any such lease is to cause the termination of such lease or any payment of scheduled rent or payment in lieu of scheduled rent (including payments in the form of liquidated damages) to become due or payable prior to the scheduled date of payment;

                  (h) any one or more of the GM Agreements or the GM MOU shall cease to be in full force and effect with respect to any product or products supplied by the Borrower or the Subsidiaries to GM pursuant to any such GM Agreement and such cessation would reasonably be expected
         (i) to reduce EBITDA for the first four-fiscal-quarter period of the Borrower commencing on or after the date of such cessation by an amount equal to or greater than 25% of EBITDA for the last four-fiscal-quarter period of the Borrower ended on or prior to such date or (ii) to be materially adverse to the Lenders.


                  (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of AAMM, the


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                                                                              76

         Borrower or any Subsidiary, or of a substantial part of the property or assets of AAMM, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, seques trator, conservator or similar official for AAMM, the Borrower or any Subsidiary or for a substantial part of the property or assets of AAMM, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of AAMM, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (j) AAMM, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for AAMM, the Borrower or any Subsidiary or for a substantial part of the property or assets of AAMM, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover) shall be rendered against AAMM, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of AAMM, the Borrower or any Subsidiary to enforce any such judgment;

                  (l) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any

         Plan or Plans, (ii) a trustee shall be appointed by a United States district court to administer any Plan or Plans, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan and the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, (v) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (vi) the Borrower or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (vii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (m) (i) any Loan Document shall for any reason be asserted by AAMM, the Borrower or any Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to AAMM, the Borrower and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid and perfected security interest (having the priority required by this


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                                                                              77

         Agreement or the relevant Security Agreement) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement or to file UCC continuation statements and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (iii) the Obligations of AAMM and the Borrower and the guarantee by AAMM thereof pursuant to the Parent Guarantee Agreement shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted subordinated Indebtedness or such subordination provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms; or

                  (n) there shall have occurred a Change in Control; then, and in every such event (other than an event with respect to the Borrower described in paragraph (i) or (j) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part and (iii) demand cash collateral pursuant to Section 2.20(g), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (i) or (j) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.20(g), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


ARTICLE VIII. THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                  In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Fronting Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Fronting Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Fronting Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Fronting Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders and the Fronting Bank hereunder, and promptly to distribute to each Lender or the Fronting Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative


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                                                                              78

Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. In the event that any party other than the Lenders and the Agents shall participate in all or any portion of the Collateral pursuant to the Security Documents, all rights and remedies in respect of such Collateral shall be controlled by the Collateral Agent.

                  Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Fronting Bank of any of its obligations hereunder or to any Lender or the Fronting Bank on account of the failure of or delay in performance or breach by any other Lender or the Fronting Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders further acknowledge and agree that so long as an Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, such Agent shall have no liability in respect of such determination to any person.

                  Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders with the consent of the Borrower (not to be unreasonably withheld or delayed), appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


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                                                                              79

                  With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

                  Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans or participations in L/C Disbursements, as applicable)) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                  As soon as practicable after it becomes aware of a Default or an Event of Default that has occurred and is continuing, the Administrative Agent shall notify each Lender thereof.


ARTICLE IX.  MISCELLANEOUS

                  SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 1840 Holbrook Avenue, Detroit, MI 48212, Attention of Mr. Gary Witosky (Telecopy No. (313) 974-2229) and Attention of Mr. Patrick Lancaster (Telecopy No. (313) 974-3204), and if to AAMM, to it in care of the Borrower, in each case with a copy to The Blackstone Group, 345 Park Avenue, New York, New York 10154, Attention of Mr. John Woodard (Telecopy No. (212)754-8710);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Ms. Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Ms.
         Rosemary Bradley (Telecopy No. (212) 972-9854);


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                                                                              80

                  (c) if to the Fronting Bank to it at its address (or telecopy number) set forth in Schedule 2.20; and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the Administrative Agent by such Lender in connection with the execution of this Agreement or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this

Section 9.01.

                  SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and the Guarantors herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Fronting Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.15, 2.19 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

                  SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by AAMM, the Borrower, and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of AAMM, the Borrower, the Fronting Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

                  SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of AAMM, the Borrower, the Administrative Agent, the Fronting Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations as a Lender under this Agreement (including all or a portion of its Commitments, the Loans and L/C Disbursements at the time owing to it and participations in Letters of Credit held by it, it being understood that Lenders shall not be required to assign pro rata amounts of their Loans, L/C Disbursements, Revolving Credit Commitments and Term Commitments); provided, however, that (i) except in the case of an assignment to another Lender or an Affiliate of, or an Approved Fund with respect to, such Lender, (A) in each case, the Borrower and the Administrative Agent must each give its prior written consent to such assignment (which consent shall not in either case be unreasonably withheld or delayed) and (B) in the case of participations in Letters of Credit or Revolving Credit Commitments, the Fronting Bank must give its prior written consent to such assignment (which consent shall not in any case be unreasonably withheld or delayed), (ii) except in the case of an assignment to another Lender or an Affiliate of, or an Approved



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                                                                              81

Fund with respect to, such Lender, the amount of the Loans, L/C Disbursements, Commitments or participations in Letters of Credit of the assigning Lender subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be an amount not less than $5,000,000 and an integral multiple of $1,000,000 unless the Borrower shall have given its prior written consent to an assignment of a lesser amount, or shall be the entire remaining amount of such Loans, L/C Disbursements, Commitments or participations in Letters of Credit held by such assigning Lender, (iii) unless the assignor ceases to be a Lender, the aggregate amount of the Loans and L/C Disbursements owing to and unused Commitments of such Lender after giving effect to such assignment shall be not less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless agreed otherwise by the Administrative Agent, (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Commitments and Revolving Credit Commitment, and the outstanding balances of its Loans and L/C Disbursements and its participations in Letters of Credit, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received copies of this Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Fronting Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address referred to in subsection
9.01 a copy of each Assignment and


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                                                                              82

Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans and L/C Disbursements owing to, each Lender from time to time. The Administrative Agent shall also record the Revolving L/C Exposure of each Lender in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Fronting Bank and the Lenders shall treat each person whose name is recorded in the Register as the owner of Commitments and the Loans and Revolving L/C Exposures recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Fronting Bank, any Lender and their representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Fronting Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. Notwithstanding anything to the contrary contained herein, no assignment under Section 9.04(b) of any rights or obligations shall be effective unless and until the Administrative Agent shall have recorded such assignment in the Register. The Administrative Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to this Section 9.04 and such other documents as the Administrative Agent may reasonably request.

                  (f) Each Lender may without the consent of the Borrower, the Fronting Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Loans owing to it, its Revolving L/C Exposure and the participations in Letters of Credit held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15, 2.19 and
9.06 to the same extent as if they were Lenders, provided that no such participating bank or entity shall be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had no sale occurred, and (iv) the Borrower, the Administrative Agent, the Fronting Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower or any other Loan Party, as the case may be, relating to its Loans, Revolving L/C Exposure and participations in Letters of Credit and Fees and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document (other than amendments, modifications or waivers decreasing any Fee payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans or L/C Disbursements, extending any final maturity date or increasing any Commitment, in each case in respect of an Obligation in which the relevant participating bank or entity is participating, or releasing all or substantially all of the Collateral or any Guarantor from its Guarantee Agreement unless all or substantially all the Capital Stock of such Guarantor is sold in a transaction permitted by this Agreement or as provided in Section 9.18). Each Lender will disclose the identity of its participants to the Borrower and Administrative Agent if requested by the Borrower or the Administrative Agent.

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any Guarantor furnished to such Lender by or on behalf of the Borrower or any Guarantor, provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or


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                                                                              83


participant shall execute an agreement whereby such assignee or participant shall agree to be bound by Section 9.16.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank, provided that no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  (i) In the event that Standard & Poor's Ratings Group or Moody's Investors Service, Inc. shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate deposit ratings or long-term senior unsecured debt ratings of such Lender (or the parent company thereof), and the resulting ratings shall be BBB+ or Baa1 or lower, then the Fronting Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower, at the sole expense of the Fronting Bank, to use its reasonable efforts to replace) such Lender with respect to such Lender's Revolving Credit Commitment with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such assignee shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans and L/C Disbursements of such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

                  (j) Neither AAMM nor the Borrower shall assign or delegate any of its rights or duties hereunder and any attempted assignment shall be null and void.

                  (k) Except as provided in Section 2.13(d), the Fronting Bank shall not assign or delegate any of its interests, rights or obligations as a Fronting Bank under this Agreement without the prior written consent of the Borrower, the Administrative Agent and the Required Lenders.

                  SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Collateral Agent in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Administrative Agent, the Fronting Bank or any Lender (but no more than one such counsel for any Lender).

                  (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Fronting Bank, each Lender and each of their respective directors, trustees, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Recapitalization and the other transactions contemplated hereby and thereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or wilful misconduct of such Indemnitee (treating, for this purpose only, the Administrative Agent, the Fronting Bank or any Lender and its directors, trustees, officers and employees as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to AAMM, the Borrower or any Subsidiary, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials on any Property or any property owned, leased or operated by any predecessor of AAMM, the Borrower or any Subsidiary, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are, determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its directors, trustees, officers or employees. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Fronting Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                  (c) Unless an Event of Default shall have occurred and be continuing, the Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize such Indemnitee to employ separate counsel at the Borrower's expense. The Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrower's consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

                  (d) Notwithstanding anything to the contrary in this Section 9.05, this Section 9.05 shall not apply to taxes, it being understood that the Borrower's only obligations with respect to taxes shall arise under Sections
2.13 and 2.19.

                  SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the Fronting Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the Fronting Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or the Fronting Bank, irrespective of whether or not such Lender or the Fronting Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender and the Fronting Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Fronting Bank may have.

                  SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Fronting Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Fronting Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by AAMM, the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on AAMM, the Borrower or any Guarantor in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by AAMM, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, without the prior written consent of each Lender directly affected thereby, (ii) extend any Installment Date (other than any final maturity) or extend any date on which payment of interest on any Loan or any L/C Disbursement is due, without the prior written consent of (A) in the case of Term Loans, the Required Lenders and Lenders holding Term Loans representing at least 80% of the aggregate principal amount of each Tranche affected by such action or (B) in the case of Loans under the Revolving Credit Commitments and L/C Disbursements, Lenders with Revolving Credit Commitments representing at least 80% of the aggregate Revolving Credit Commitments then in effect, (iii) advance any Installment Date without the prior written consent of Lenders holding Term Loans representing (A) at least 80% of the aggregate principal amount of the then outstanding Tranche A Term Loans and
(B) at least 80% of the aggregate principal amount of the then outstanding Tranche B Term Loans, (iv) increase or extend the Commitment of any Lender or



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                                                                              86

decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender, (v) effect any waiver, amendment or modification of the provisions of Section 2.11(b) or that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Tranche differently from those of Lenders participating in other Tranches, without the consent of a majority in interest of the Lenders participating in the adversely affected Tranche, or change the relative rights in respect of payments or collateral of the Lenders participating in different Tranches without the consent of a majority in interest of Lenders participating in each affected Tranche, or (vi) amend or modify the provisions of Section 2.09(d) or Section 2.16, the provisions of this Section or the definition of the term "Required Lenders", or release all or substantially all the Collateral (it being understood and agreed that the release of the pledge of the common stock of the Borrower pledged by AAMM to the Collateral Agent under the Pledge Agreement in connection with the IPO Merger shall require the consent of only the Required Lenders) or release any Guarantor from its Guarantee Agreement unless all or substantially all the Capital Stock of such Guarantor is sold in a transaction permitted by this Agreement or as provided in Section 9.17, without the prior written consent of each Lender adversely affected thereby, provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Fronting Bank hereunder without the prior written consent of the Administrative Agent or the Fronting Bank acting as such at the effective date of such agreement, as the case may be. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

                  SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or the Fronting Bank, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or the Fronting Bank, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or the Fronting Bank on subsequent payment dates to the extent not exceeding the legal limitation.

                  SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.


                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.


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                                                                              87

                  SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

                  SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of AAMM and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or the Fronting Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against AAMM, the Borrower or any Guarantor or their properties in the courts of any jurisdiction.

                  (b) Each of AAMM and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.16. Confidentiality. Each of the Lenders, the Fronting Bank and the Administrative Agent agrees that it shall maintain in confidence any information relating to AAMM, the Borrower and the other Loan Parties furnished to it by or on behalf of AAMM, the Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, the Fronting Bank or the Administrative Agent without violating this Section 9.16 or (c) was available to such Lender, the Fronting Bank or the Administrative Agent from a third party having, to such person's knowledge, no obligations of confidentiality to AAMM, the Borrower or any other Loan Party) and shall not reveal the same other than (i) to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (ii) as contemplated by
Section 9.04(g), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of


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                                                                              88

the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (D) in order to enforce its rights under any Loan Document in a legal proceeding.

                  SECTION 9.17. Release of Liens and Guarantees. In the event that AAMM, the Borrower or any Subsidiary conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Capital Stock, assets or property of AAMM, the Borrower or any of the Subsidiaries in a transaction not prohibited by Section 6.05, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the

Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower's expense to release any Liens created by any Loan Document in respect of such Capital Stock, assets or property, including the release and satisfaction of record of any mortgage or deed of trust granted in connection herewith, and, in the case of a disposition of all or substantially all the Capital Stock or assets of any Subsidiary Guarantor, terminate such Subsidiary Guarantor's obligations under the Subsidiary Guarantee Agreement. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower and at the Borrower's expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Capital Stock, assets, property or Subsidiary shall no longer be deemed to be made once such Capital Stock, assets or property is conveyed, sold, leased, assigned, transferred or disposed of.

                  SECTION 9.18. Pre-Funding Escrow Arrangements. The Borrower intends that the consummation of the Recapitalization and the Closing Date occur on October 29, 1997, and desires that the Lenders make on the Closing Date substantially simultaneously with the consummation of the Recapitalization Revolving Loans in an aggregate principal amount equal to not more than $100,000,000 and Tranche B Term Loans in an aggregate principal amount equal to $375,000,000 (such aggregate amount of the Loans to be made on the Closing Date, the "Initial Loan Amount"). In order to ensure that the Initial Loan Amount will be available at the time of the consummation of the Recapitalization on the Closing Date, the Borrower (a) has delivered a Borrowing Request (the "Pre-Funding Request") to the Administrative Agent, and (b) desires that the Lenders, pursuant to the Pre-Funding Request, transfer an amount equal to the Initial Loan Amount (such amount, the "Delivered Funds") to the account of the Administrative Agent specified in Section 2.18(a) (such account, the "Escrow Account") on the date hereof and substantially simultaneously with the consummation of the GM Preferred Stock Purchase (the "Escrow Funding Date"). The following agreements and understandings will apply with respect to (a) the arrangements for the Escrow Funding upon the satisfaction of the conditions set forth in Sections 4.01 and 4.02 and (b) the release (the "Escrow Release") of the Delivered Funds to the Borrower as the Initial Loan Amount upon the satisfaction of the conditions set forth in Section 4.03:

                  (i) The Administrative Agent, on behalf of the Lenders, shall have sole and exclusive dominion over and control of the Escrow Account and all property from time to time deposited therein.

                  (ii) Upon receipt from the Borrower of the Pre-Funding Request, the Administrative Agent will provide notice to each Lender, in the manner that would be applicable to a Borrowing Request under
         Section 2.03, that such Lender should make available to the Administrative Agent not later than 2:00 p.m., New York City time, on the Escrow Funding Date, such Lender's pro rata portion of the Delivered Funds, as determined by the Administrative Agent based on the respective Commitments of the Lenders as set forth in Schedule 2.01. Subject to the terms and conditions and relying upon the representations and warranties of AAMM and the Borrower herein set forth, each Lender agrees, severally and not jointly, to make its pro rata portion, based on such Lender's Commitment to make Loans hereunder as set forth on Schedule 2.01, of the Delivered Funds available to the Administrative Agent by wire transfer of immediately available funds to the Escrow Account.

                  (iii) Notwithstanding anything in this Agreement or any other document to the contrary, (A) the Administrative Agent shall hold the Delivered Funds for the account of the Lenders pending release of the Delivered Funds pursuant to paragraph (v) below and (B) the Borrower shall have no right, title or interest in or to the Delivered Funds pending such release. To the extent that the Administrative Agent has any interest in the Delivered Funds, the Administrative Agent hereby grants a Lien on such interest to the Collateral Agent for the benefit of the Lenders. The Administrative Agent shall use its reasonable efforts to invest (in any of (1) a time deposit with the Nassau, Bahamas, branch of The Chase Manhattan Bank, (2) United States government repurchase obligations or (3) commercial paper issued by The Chase Manhattan Bank, as determined by the Administrative Agent) such of the Delivered Funds as are on deposit in the Escrow Account at 2:00 p.m., New York City time, on the Escrow Funding Date. All earnings on the Delivered Funds (the "Investment Earnings") shall be paid into the Escrow Account. The Administrative Agent shall not be liable to any person for any loss suffered in connection with any investment of funds made by it in accordance with this Section 9.18.

                  (iv) The Borrower shall reimburse each Lender for its cost of delivery of the Delivered Funds to the Administrative Agent. Such reimbursement shall, as to each Lender, be equal to the product of (A) such Lender's pro rata portion (determined as set forth above) of the Delivered Funds times (B) a percentage equal to the Alternate Base Rate plus the margin that would be applicable to such Lender's ABR Loans as of the Closing Date multiplied by (C) a fraction the numerator of which is the actual number of days elapsed from and including the Escrow Funding Date to but excluding the date such Delivered Funds are released pursuant to paragraph (v) below and the denominator of which is 365. Such reimbursement in respect of the Delivered Funds shall be paid by the Borrower to the Administrative Agent on behalf of the Lenders on the first Interest Payment Date to occur after the Closing Date pursuant to the terms of this Agreement, provided that if the Delivered Funds are released to the Lenders (and not to the Borrower) pursuant to paragraph (v) below, such reimbursement amount shall be payable by the Borrower immediately upon release of the Delivered Funds.

                  (v) Upon the occurrence of the Escrow Release on the Closing Date, the Administrative Agent is authorized to release to and thereby make available to the Borrower (A) the Delivered Funds as the Initial

         Loan Amount and (B) all Investment Earnings. If the Escrow Release has not occurred by 5:00 p.m., New York City time, on or before the date that is two Business Days after the Escrow Funding Date, the Delivered Funds shall be immediately released to the Administrative Agent for distribution to the Lenders on the Business Day next following such date, and all Investment Earnings shall be released to the Administrative Agent to the extent necessary to offset amounts payable by the Borrower to the Lenders.

                  (vi) In order to induce the Administrative Agent to act under this Section 9.18, AAMM, the Borrower, the Administrative Agent and the Lenders agree that:

                           (A) The duties and obligations of the Administrative
                  Agent under this Section 9.18 are those herein specifically provided and no other. The Administrative Agent shall not incur any liability whatsoever other than for its own wilful misconduct or gross negligence.

                           (B) The Administrative Agent shall not have any
                  responsibility for the genuineness or validity of any document or other material presented to or deposited with it pursuant to this Section 9.18, nor any liability for any action taken, suffered or omitted in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper party or parties pursuant to this Section 9.18.

                           (C) In the event that the Administrative Agent shall
                  be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto that, in its opinion, conflict with any of the provisions under this Section 9.18, the Administrative Agent shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

                           (D) The Administrative Agent shall not be bound by
                  any modification, amendment, termination, cancelation, rescission or supersession of this Section 9.18 unless the same shall be in writing and signed by all the other parties hereto, and, if its rights, duties or immunities as Administrative Agent are affected thereby, unless it shall have given its prior written consent thereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN AXLE & MANUFACTURING OF
MICHIGAN, INC.,

      by /s/ Gary  J. Witosky
         ----------------------------
         Name:  Gary J. Witosky
         Title: Vice President


AMERICAN AXLE & MANUFACTURING, INC.,

      by /s/ Gary J. Witosky
         ----------------------------
         Name:  Gary J. Witosky
         Title: Vice President


THE CHASE MANHATTAN BANK,

      by /s/ Deborah Davey
         ----------------------------
         Name:  Deborah Davey
         Title: Vice President


CHASE MANHATTAN BANK DELAWARE, as
Fronting Bank

        by /s/ Michael P.Handago
         ----------------------------
           Name:  Michael P. Handago
           Title: Vice President

                                                                           1
                                                                      SCHEDULE B

                          LIBOR Margin for                        ABR Margin for
                           Revolving Loans      LIBOR Margin      Revolving Loans     ABR Margin
         Net Leverage       and Tranche A       for Tranche B      and Tranche A     for Tranche B    Commitment
  Level      Ratio           Term Loans          Term Loans         Term Loans        Term Loans          Fee

         Greater than
    1    3.50 to 1.00           2.25%               2.50%             1.25%             1.50%           0.50%
         Greater than
    2    2.50 to 1.00           2.00%               2.25%             1.00%             1.25%           0.50%
         Greater than
    3    2.00 to 1.00           1.50%               1.75%             0.50%             0.75%           0.375%
         Greater than
    4    1.50 to 1.00           1.25%               1.50%             0.25%             0.50%           0.375%
         Greater than
    5    1.00 to 1.00           1.00%               1.50%              ---              0.50%           0.375%
         Less than or
         equal to
    6    1.00 to 1.00           0.75%               1.50%              ---              0.50%           0.25%

        The "LIBOR Margin", the "ABR Margin" and the Commitment Fee for any date shall be determined by reference to the Net Leverage Ratio as of the last day of the fiscal quarter most recently ended as of such date and any change shall become effective upon the delivery to the Administrative Agent of the financial statements to be delivered pursuant to Section 5.04 for the most recently ended fiscal quarter together with a certificate of a Responsible Officer of the Borrower (a) setting forth in reasonable detail the calculation of the Net Leverage Ratio for the end of such fiscal quarter and (b) stating that the signer has reviewed the terms of this Agreement and the other Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of AAMM, the Borrower and the Subsidiaries during the accounting period, and that the signer does not have knowledge of the existence as at the date of such officers' certificate of any Event of Default or Default. It is understood that the foregoing certificate of a Responsible Officer shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to Section 5.04. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the certificate required under Section 5.04(c) with respect to a fiscal quarter following the date the delivery thereof is due, the Net Leverage Ratio shall be deemed, solely for the purposes of this Schedule B, to be greater than 3.50 to 1.00, until such time as the Borrower shall deliver such certificate.